Exhibit 4.57

EXECUTION VERSION

PLEDGE AND SECURITY AGREEMENT

dated as of

July 25, 2014

Among

OCEAN RIG UDW INC.,

DRILLSHIPS OCEAN VENTURES, INC.,

DRILLSHIPS VENTURES PROJECTS INC.,

THE SUBSIDIARIES
 IDENTIFIED HEREIN

And

DEUTSCHE BANK AG NEW YORK BRANCH
 as Pari Passu Collateral Agent

TABLE OF CONTENTS

ARTICLE I

Definitions

SECTION 1.01. Defined Terms	1
SECTION 1.02. Other Defined Terms	2

ARTICLE II

Pledge of Securities

ARTICLE III

Security Interests in Personal Property

SECTION 3.01. Security Interest	11
SECTION 3.02. Representations and Warranties	13
SECTION 3.03. Covenants	14
SECTION 3.04. Covenants Regarding Patent, Trademark and Copyright Collateral	16

ARTICLE IV

Remedies

SECTION 4.01. Remedies Upon Default	17
SECTION 4.02. Application of Proceeds	19
SECTION 4.03. Grant of License to Use Intellectual Property	20

ARTICLE V

Miscellaneous

SECTION 5.01. Notices	20
SECTION 5.02. Waivers; Amendment	21
SECTION 5.03. Pari Passu Collateral Agent's Fees and Expenses; Indemnification	21
SECTION 5.04. Survival	22

Schedules

Schedule I	Borrower Subsidiary Grantors
Schedule II	Pledged Equity Interests
Schedule III	Intellectual Property

Exhibits

Exhibit I	Form of Supplement
Exhibit II	Form of Earnings Assignment
Exhibit III	Form of Insurance Assignment
Exhibit IV	Form of Account Charge Agreement
Exhibit V	Form of Joinder Agreement

PLEDGE AND SECURITY AGREEMENT dated as of July 25, 2014 (this "Agreement"), among Ocean Rig UDW Inc., a Marshall Islands corporation ("ParentUDW"), Drillships Ocean Ventures Inc., a Marshall Islands corporation (the "Borrower"), Drillships Ventures Projects Inc., a Delaware corporation ("Finco" and, together with the Borrower, the "Borrowers"), the other Subsidiaries from time to time party hereto, and Deutsche Bank AG New York Branch, as Pari Passu Collateral Agent (together with its successors and assigns, in such capacity, the "Pari Passu Collateral Agent").
Reference is made to the Credit Agreement dated as of July 25, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit  Agreement"), among ParentUDW, the Borrower, Finco, the lenders from time to time party thereto (the "Lenders"), the administrative agent and the Pari Passu Collateral Agent, which provides for the incurrence of the Loans and permits the Borrowers to incur other Pari Passu Obligations subject to certain terms and conditions (the trustee or agent of which shall, upon the execution of a Joinder Agreement, become a party hereto on behalf of the holders or lenders of such other Pari Passu Obligations). The Grantors are entering into this Agreement in order to grant to the Pari Passu Collateral Agent, for the benefit of the Secured Parties, a security interest in the Collateral to secure the Pari Passu Obligations. Certain Grantors also are entering, or will subsequently enter, into agreements substantially in the forms of Exhibit II and Exhibit III hereto in order to grant a security interest in certain additional collateral to secure the Pari Passu Obligations. It is a condition precedent to the making of the Loans by the Lenders that the Grantors shall have granted the assignment and security interest and made the pledge and assignment contemplated by this Agreement. Each Grantor is affiliated with the Borrower, will derive substantial direct and indirect benefits from the transactions contemplated by the Credit Agreement and is willing to execute and deliver this Agreement in order to induce the Lenders to make the Loans and to induce the Lenders and the Pari Passu Collateral Agent to enter into the Credit Agreement. Accordingly, the parties hereto agree as follows:
ARTICLE I
Definitions
SECTION 1.01. Defined Terms. (a) Each capitalized term used but not defined herein shall have the meaning specified in the Credit Agreement; provided that each term defined in the New York UCC (as defined herein) and not defined in this Agreement shall have the meaning specified therein. The terms "instrument" and "Control" shall have the meanings specified in Article 9 of the New York UCC.
(b) The rules of construction specified in Sections 1.02 and 1.03 of the Credit Agreement also apply to this Agreement, mutatis mutandis.

SECTION 1.02.  Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
"Account Debtor" means any Person that is or may become obligated to any Grantor under, with respect to or on account of an Account.
"Agreement" has the meaning assigned to such term in the heading hereto.
"Article 9 Collateral" has the meaning assigned to such term in Section 3.01.
"Borrower" has the meaning assigned to such term in the preamble hereto.
"Borrower Subsidiary Grantors" means (a) the Subsidiaries identified on Schedule I and (b) each other Subsidiary that becomes a party hereto after the Effective Date in accordance with Section 5.12. Following the consummation of a Qualified DOV MLP IPO, the Borrower shall, for purposes of this Agreement, be deemed to continue to be a Borrower Subsidiary Grantor.
"Collateral" means Article 9 Collateral and Pledged Collateral.
"Collateral Agreements" means, collectively, this Agreement, the Intercreditor Agreement, each Mortgage, each Insurance Assignment, each Earnings Assignment and each other instrument, including any security document or pledge agreement, creating Liens in favor of the Pari Passu Collateral Agent as required by the Pari Passu Documents, in each case, as the same may be in force from time to time.
"Copyright License" means any written agreement, now or hereafter in effect, granting to any Person any right under any Copyright owned by any Borrower Subsidiary Grantor or that such Borrower Subsidiary Grantor otherwise has the right to license, or granting any right to any Borrower Subsidiary Grantor under any Copyright owned by any other Person.
"Copyrights" means, with respect to any Person, all of the following now owned or hereafter acquired by such Person: (a) all copyright rights in any work subject to the copyright laws of the United States of America or any other country, whether as author, assignee, transferee or otherwise, and (b) all registrations and applications for registration of any such copyright in the United States of America or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office (or any similar office in any other country), including any of the foregoing listed on Schedule III.
"Credit Agreement" has the meaning assigned to such term in the preliminary paragraph hereof.
"Credit Party" means the Borrowers, each Borrower Subsidiary Grantor and, prior to the consummation of a Qualified DOV MLP IPO, the Parent.

"Directing Party" means (a) prior to the effectiveness of the Intercreditor Agreement, the Administrative Agent (at the direction of the Required Lenders) and (b) following the effectiveness of the Intercreditor Agreement, the Controlling Party (as defined therein).
"Earnings Account Control Agreements" means (a) in the case of the Initial Earnings Accounts, accounts charge agreements substantially in the form of Exhibit IV hereto and (b) in all other cases, agreements in form and substance satisfactory to the Pari Passu Collateral Agent sufficient to grant Control to the Pari Passu Collateral Agent over the Earnings Accounts.
"Earnings Accounts" means (a) (i) account no. 1250.04.92609 in the name of Ocean Rig Cunene Operations Inc. at DNB Bank ASA, Oslo, (ii) account no. 1250.05.01772 in the name of Ocean Rig Cubango Operations Inc. at 1250.05.01772, (iii) account no. 1250.04.89624 in the name of Drillship Skiathos Owners Inc. at DNB Bank ASA, Oslo, (iv) account no. 1250.04.89616 in the name of Drillships Skyros Owners Inc. at DNB Bank ASA, Oslo, (v) account no. 250.04.89608 in the name of Drillships Kythnos Owners Inc. at DNB Bank ASA, Oslo, (vi) account no. 0046242502 in the name of Ocean Rig Block 33 Brasil Coöperatief U.A. at Nordea Bank Finland PLC, London Branch, (vii) account no. 1250.05.02000 in the name of Ocean Rig Block 33 Brasil B.V. at DNB Bank ASA, Oslo; (viii) account no. 0046212602 in the name of Ocean Rig Block 33 Brasil B.V. at Nordea Bank Finland PLC, London Branch (collectively, the "Initial  Earnings Accounts"), and (b) such other interest bearing accounts designated by the Ship Grantors into which all Earnings from each Collateral Vessel Contract shall be deposited or forwarded.
"Earnings Assignment" means an Assignment of Earnings Agreement between a Grantor and the Pari Passu Collateral Agent, substantially in the form of Exhibit II hereto.
"Finco" has the meaning assigned to such term in the preamble hereto.
"Grantors" means, collectively, ParentUDW (prior to the consummation of a Qualified DOV MLP IPO) and the Borrower Subsidiary Grantors.
"Insurance Assignment" means an Assignment of Insurance Agreement between a Grantor and the Pari Passu Collateral Agent, substantially in the form of Exhibit III hereto.
"Intellectual Property" means all intellectual and similar property of every kind and nature, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, domain names, confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

"Joinder Agreement" means an instrument, substantially in the form of Exhibit V hereto, by which holders of other Pari Passu Obligations become party to this Agreement.
"Lenders" has the meaning assigned to such term in the preliminary paragraph hereof.
"License" means any Patent License, Trademark License, Copyright License or other license or sublicense agreement to which any Borrower Subsidiary Grantor is a party, including those listed on Schedule III.
"New York UCC" means the Uniform Commercial Code as from time to time in effect in the State of New York.
"ParentUDW" has the meaning assigned to such term in the heading hereto.
"Pari Passu Collateral Agent" has the meaning assigned to such term in the preamble hereto.
"Pari Passu Documents" shall mean, collectively, the Loan Documents and any document or instrument evidencing or governing any Other Pari Passu Obligations (solely to the extent a Joinder Agreement in respect of such Other Pari Passu Obligations has been duly executed and delivered).
"Pari Passu Obligations" means (a) the Secured Obligations, (b) all Other Pari Passu Obligations and (c) all other obligations of the Borrowers and the Guarantors in respect of, or arising under, the applicable Pari Passu Documents, in respect of the obligations described in clauses (a) through (c) of this definition (solely, in the case of clauses (b) and (c) of this definition, to the extent a Joinder Agreement in respect of such Pari Passu Obligations has been duly executed and delivered), (including, all principal, premium, interest, penalties, fees, charges, expenses, indemnifications, reimbursement obligations, damages, guarantees, and other liabilities or amounts payable or arising thereunder), whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Borrowers or any Guarantor of an Insolvency or Liquidation Proceeding naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such Insolvency or Liquidation Proceeding. The Pari Passu Obligations shall be subject to the terms of the Intercreditor Agreement
"Patent License" means any written agreement, now or hereafter in effect, granting to any Person any right to make, use or sell any invention on which a Patent, owned by any Borrower Subsidiary Grantor or that any Borrower Subsidiary Grantor otherwise has the right to license, is in existence.
"Patents" means with respect to any Person all of the following now owned or hereafter acquired by such Person: (a) all letters patent of the United States of

America or the equivalent thereof in any other country, all registrations and recordings thereof, and all applications for letters patent of the United States of America or the equivalent thereof in any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office or any similar offices in any other country, including those listed on Schedule III, and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.
"Perfection Certificate" means the perfection certificate dated the Effective Date delivered by the Borrower to the Pari Passu Collateral Agent pursuant to Section 5.01(d) of the Credit Agreement.
"Pledged Collateral" has the meaning assigned to such term in Section 2.01.
"Pledged Debt Securities" has the meaning assigned to such term in Section 2.01.
"Pledged Equity Interests" has the meaning assigned to such term in Section 2.01.
"Pledged Securities" means any promissory notes, stock certificates, unit certificates, limited liability membership certificates or other certificated securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.
"Secured Parties" means, collectively, (a) the Lenders, (b) the Agents, (c) each holder of other Pari Passu Obligations that has executed, or has caused to be executed on its behalf, a Joinder Agreement, (d) each provider of cash management services the obligations under which constitute Secured Cash Management Obligations, (e) each counterparty to any hedging agreement the obligations under which constitute Secured Hedging Obligations, (f) the beneficiaries of each indemnification obligation undertaken by any Credit Party under any Pari Passu Document and (g) the successors and assigns of each of the foregoing.
"Security Interest" has the meaning assigned to such term in Section 3.01(a).
"Ship Grantor" means each Subsidiary that, at any time, owns any of the Collateral Vessels or the Substitute Vessels.
"Subagent" has the meaning assigned to such term in Section 5.13(c).
"Subsidiary" means any Subsidiary (as defined in the Credit Agreement) of the Parent.
"Supplement" means an instrument in the form of Exhibit I hereto.

"Trademark License" means any written agreement, now or hereafter in effect, granting to any Person any right to use any Trademark owned by any Borrower Subsidiary Grantor or that any Borrower Subsidiary Grantor otherwise has the right to license.
"Trademarks" means, with respect to any Person, all of the following now owned or hereafter acquired by such Person: (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar offices in any State of the United States of America or any other country or any political subdivision thereof, and all extensions or renewals thereof, including those listed on Schedule III, (b) all goodwill associated therewith or symbolized thereby and (c) all other assets, rights and interests that uniquely reflect or embody such goodwill.
ARTICLE II
Pledge of Securities
SECTION 2.01. Pledge. As security for the payment or performance, as the case may be, in full of the Pari Passu Obligations (other than, in the case of any Pari Passu Obligations of ParentUDW, any assignment or pledge of the Pledged Collateral of the Borrower Subsidiary Grantors), each Grantor hereby assigns and pledges to the Pari Passu Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Pari Passu Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in, all of such Grantor's right, title and interest in, to and under (a)(i) the shares of capital stock and other Equity Interests of the Borrower (prior to the consummation of a Qualified DOV MLP IPO), Finco, and each other Borrower Subsidiary Guarantor now owned or at any time hereafter acquired by such Grantor, including those set forth opposite the name of such Grantor on Schedule II, and (ii) all certificates and any other instruments representing all such Equity Interests (collectively, the "Pledged Equity Interests"); provided that, to the extent the pledge of Equity Interests of the Borrower (prior to the consummation of a Qualified DOV MLP IPO), Finco and each other Borrower Subsidiary Guarantor pursuant to this clause (a) does not result in the pledge of all issued and outstanding Equity Interests of the Borrower (prior to the consummation of a Qualified DOV MLP IPO), Finco and such other Borrower Subsidiary Guarantors, the Parent and the Borrower Subsidiary Grantors shall take any steps necessary to cause any such remaining Equity Interests to be pledged hereunder; (b) in the case of each Borrower Subsidiary Grantor, (i) the debt securities now owned or at any time hereafter acquired by such Borrower Subsidiary Grantor, including those listed opposite the name of such Borrower Subsidiary Grantor on Schedule II, and (ii) the promissory notes and any other instruments evidencing all such debt securities (collectively, the "Pledged Debt Securities"); (c) in the case of each Borrower Subsidiary Grantor, all other property that may be delivered to and held by the Pari Passu Collateral Agent pursuant to the terms of Section 2.02; (d) subject to

Section 2.06, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the securities referred to in clauses (a) and (b) above; (e) subject to Section 2.06, all rights and privileges of such Grantor with respect to the securities and other property referred to in clauses (a), (b), (c) and (d) above; and (f) all Proceeds of any of the foregoing (the items referred to in clauses (a) through (f) above being collectively referred to as the "Pledged Collateral").
SECTION 2.02. Delivery of the Pledged Collateral. (a) Each Grantor agrees promptly to deliver or cause to be delivered to the Pari Passu Collateral Agent any and all Pledged Equity Interests required to be pledged hereunder (i) on the date hereof, in the case of any such Pledged Equity Interests owned by such Grantor on the date hereof, and (ii) promptly after the acquisition thereof, in the case of any such Pledged Equity Interests acquired by such Grantor after the date hereof.
(b)            Upon delivery to the Pari Passu Collateral Agent, (i) any Pledged Equity Interests shall be accompanied by undated stock powers duly executed by the applicable Grantor in blank or other undated instruments of transfer satisfactory to the Pari Passu Collateral Agent and by such other instruments and documents as may be necessary or as the Pari Passu Collateral Agent may reasonably request and (ii) all other property comprising part of the Pledged Collateral shall be accompanied by proper instruments of assignment duly executed by the applicable Grantor in blank and such other instruments or documents as may be necessary or as the Pari Passu Collateral Agent may reasonably request. Each delivery of Pledged Equity Interests shall be accompanied by a schedule describing the securities, which schedule shall be attached hereto as Schedule II and made a part hereof; provided that failure to attach any such schedule hereto shall not affect the validity of such pledge of such Pledged Equity Interests. Each schedule so delivered shall supplement any prior schedules so delivered.
SECTION 2.03. Representations and Warranties. The Grantors jointly and severally represent and warrant to the Pari Passu Collateral Agent, for the benefit of the Secured Parties, that:
(a)            Schedule II correctly sets forth the percentage of the issued and outstanding units of each class of the Equity Interests of the issuer thereof represented by the Pledged Securities and includes all Equity Interests, debt securities and promissory notes required to be pledged hereunder;
(b)            the Pledged Equity Interests and Pledged Debt Securities have been duly and validly authorized and issued by the issuers thereof and (i) in the case of Pledged Equity Interests, are fully paid and nonassessable and (ii) in the case of Pledged Debt Securities, are legal, valid and binding obligations of the issuers thereof; subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and to general principles of equity, regardless of whether considered in a proceeding in equity or at law; provided that the foregoing representations, insofar as they relate to the Pledged Debt Securities issued by a Person other than the Parent or any Subsidiary, are made to the knowledge of the Grantors;
(c)            except for the security interests granted hereunder, each of the Grantors (i) is the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule II as owned by such Grantor and (ii) holds the same free and clear of all Liens, other than Liens created by this Agreement or Permitted Collateral Liens;
(d)            except as disclosed on Schedule II, and except for restrictions and limitations imposed by the Pari Passu Documents or securities laws generally, and, in the case of clause (ii), except for limitations existing as of the Effective Date in the articles or certificate of incorporation, bylaws or other organizational documents of any Grantor, (i) the Pledged Collateral is freely transferable and assignable, and (ii) none of the Pledged Collateral is subject to any option, right of first refusal, shareholders agreement, charter or by-law provision or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Pari Passu Collateral Agent of rights and remedies hereunder;
(e)            each of the Grantors has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated;
(f)            no consent or approval of any Governmental Authority, any securities exchange or any other Person was or is necessary to the validity of the pledge effected hereby (other than such as have been obtained and are in full force and effect);
(g)            by virtue of the execution and delivery by the Grantors of this Agreement, when any Pledged Securities are delivered to the Pari Passu Collateral Agent in accordance with this Agreement, the Pari Passu Collateral Agent will obtain a legal, valid and perfected first-priority Lien upon and security interest in such Pledged Securities as security for the payment and performance of the Pari Passu Obligations (other than any Pari Passu Obligations of ParentUDW); and
(h)            the pledge effected hereby is effective to vest in the Pari Passu Collateral Agent, for the benefit of the Secured Parties, the rights of the Pari Passu Collateral Agent in the Pledged Collateral as set forth herein.
SECTION 2.04. Certification of Limited Liability Company and Limited Partnership Interests. Each interest in any limited liability company or limited partnership controlled by any Grantor and pledged hereunder shall be represented by a certificate, shall be a "security" within the meaning of Article 8 of the New York UCC and shall be governed by Article 8 of the New York UCC.

SECTION 2.05. Registration in Nominee Name; Denominations. The Pari Passu Collateral Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in its own name as pledgee, in the name of its nominee (as pledgee or as sub-agent) or in the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Pari Passu Collateral Agent.
SECTION 2.06. Voting Rights; Dividends and Interest. (a) Unless and until an Event of Default shall have occurred and be continuing and the Pari Passu Collateral Agent shall have notified the Grantors that their rights under this Section 2.06 are being suspended:
(i)            each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Collateral or any part thereof for any purpose consistent with the terms of this Agreement and the other Pari Passu Documents; provided that such rights and powers shall not be exercised in any manner that could reasonably be expected to materially and adversely affect the rights inuring to a holder of any Pledged Collateral or the rights and remedies of any of the Pari Passu Collateral Agent or any other Secured Party under this Agreement or any other Pari Passu Document or the ability of the Secured Parties to exercise the same;
(ii)            the Pari Passu Collateral Agent shall execute and deliver to each Grantor, or cause to be executed and delivered to such Grantor, all such proxies, powers of attorney and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section; and
(iii)            each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Collateral, but only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Pari Passu Documents and applicable laws; provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Equity Interests or Pledged Debt Securities, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral and, if received by any Grantor, and required to be delivered to the Pari Passu Collateral Agent hereunder, shall not be commingled by such Grantor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Pari Passu Collateral Agent and shall be forthwith delivered to the Pari Passu Collateral Agent in the same form as so received (with any necessary endorsements, stock powers or other instruments of transfer).

(b)            Upon the occurrence and during the continuance of an Event of Default, after the Pari Passu Collateral Agent shall have notified the Grantors of the suspension of their rights under paragraph (a)(iii) of this Section, then all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to paragraph (a)(iii) of this Section, shall cease, and all such rights shall thereupon become vested in the Pari Passu Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of this Section shall be held in trust for the benefit of the Pari Passu Collateral Agent, shall be segregated from other property or funds of such Grantor and shall be forthwith delivered to the Pari Passu Collateral Agent upon demand in the same form as so received (with any necessary endorsements, stock powers or other instruments of transfer). Any and all money and other property paid over to or received by the Pari Passu Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Pari Passu Collateral Agent in an account to be established by the Pari Passu Collateral Agent upon receipt of such money or other property, shall be held as security for the payment and performance of the Pari Passu Obligations and shall be applied in accordance with the provisions of Section 4.02. After all Events of Default have been cured or waived and the Borrower has delivered to the Pari Passu Collateral Agent a certificate of a Financial Officer of the Borrower to that effect, upon which the Pari Passu Collateral Agent may conclusively rely, the Pari Passu Collateral Agent shall promptly repay to each Grantor (without interest) all dividends, interest, principal or other distributions that such Grantor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section and that remain in such account.
(c)            Upon the occurrence and during the continuance of an Event of Default, after the Pari Passu Collateral Agent shall have notified the Grantors of the suspension of their rights under paragraph (a)(i) of this Section 2.06, then all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 2.06, and the obligations of the Pari Passu Collateral Agent under paragraph (a)(ii) of this Section 2.06, shall cease, and all such rights shall thereupon become vested in the Pari Passu Collateral Agent, which shall have the right and authority to exercise such voting and consensual rights and powers; provided that, unless otherwise directed by the Directing Party, the Pari Passu Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Grantors to exercise such rights.
(d)            Any notice given by the Pari Passu Collateral Agent to the Grantors suspending their rights under paragraph (a) of this Section 2.06 (i) shall be given in writing, (ii) may be given to one or more of the Grantors at the same or different times and (iii) may suspend the rights of the Grantors under paragraph (a)(i) or paragraph (a)(iii) in part without suspending all such rights (as specified by the Pari Passu Collateral Agent) and without waiving or otherwise affecting the

Pari Passu Collateral Agent's right to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.
ARTICLE III
Security Interests in Personal Property
SECTION 3.01. Security Interest. (a) As security for the payment or performance, as the case may be, in full of the Pari Passu Obligations (other than any Pari Passu Obligations of ParentUDW), each Borrower Subsidiary Grantor hereby grants to the Pari Passu Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest (the "Security Interest") in all of its right, title and interest in, to and under any and all of the following assets now owned or at any time hereafter acquired by such Borrower Subsidiary Grantor or in, to or under which such Borrower Subsidiary Grantor now has or at any time hereafter may acquire any right, title or interest (collectively, the "Article 9 Collateral"):
(i)               all Accounts;
(ii)              all Chattel Paper;
(iii)            all cash and Deposit Accounts;
(iv)            all Documents;
(v)             all General Intangibles, including all Intellectual Property;
(vi)            all Instruments;
(vii)          all other Goods;
(viii)        all Investment Property;
(ix)             all Letter-of-Credit rights;
(x)              all books and records pertaining to the Article 9 Collateral; and
(xi)            to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;
provided, however, that the Security Interest shall not cover, and the term "Article 9 Collateral" shall not include, any Excluded Property.

(b)            Each of the Borrower Subsidiary Grantors hereby irrevocably authorizes the Pari Passu Collateral Agent at any time and from time to time to file in any relevant jurisdiction any initial financing statements (including fixture filings) with respect to the Article 9 Collateral or any part thereof and amendments thereto that (i) indicate the Collateral as all assets of such Borrower Subsidiary Grantor or words of similar effect as being of an equal or lesser scope or with greater detail, and (ii) contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment, including (A) whether such Borrower Subsidiary Grantor is an organization, the type of organization and any organizational identification number issued to such Borrower Subsidiary Grantor and (B) in the case of a financing statement filed as a fixture filing or covering Article 9 Collateral constituting minerals or the like to be extracted or timber to be cut, a sufficient description of the real property to which such Article 9 Collateral relates. Each of the Borrower Subsidiary Grantors agrees to provide such information to the Pari Passu Collateral Agent as may be necessary or promptly upon request.
Each Grantor also ratifies its authorization for the Pari Passu Collateral Agent to file in any relevant jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.
The Pari Passu Collateral Agent shall not be responsible for and makes no representation as to the existence, genuineness, value or protection of any Collateral, for the legality, effectiveness or sufficiency of any Collateral Agreement, or for the creation, perfection, priority, sufficiency or protection of any liens securing the Pari Passu Obligations.
For the avoidance of doubt, nothing herein shall require the Pari Passu Collateral Agent to file financing statements or continuation statements or be responsible for maintaining the security interests purported to be created as described herein (except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder or under any other Pari Passu Document).
(c)            The Security Interest and the security interest granted pursuant to Article II are granted as security only and shall not subject the Pari Passu Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.
(d)            Notwithstanding anything herein to the contrary, in no event shall the security interest granted hereunder attach to any contract or agreement (other than pursuant to an Earnings Assignment or an Insurance Assignment) to which a Borrower Subsidiary Grantor is a party or any of its rights or interests thereunder if and for so long as the grant of such security interest shall constitute or result in (x) the unenforceability of any right of the Borrower Subsidiary Grantor therein or (y) a breach or termination pursuant to the terms of, or a default under, any such contract or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the New York UCC or any other applicable law or principles of equity); provided, however, that such security interest shall attach immediately at such time as the condition causing such unenforceability shall be remedied and, to the extent severable, shall attach immediately to any portion of such contract or agreement that does not result in any of the consequences specified in clause (x) or (y) of this paragraph (d) including any Proceeds of such contract or agreement.
SECTION 3.02. Representations and Warranties. Each of the Borrower Subsidiary Grantors jointly and severally represent and warrant to the Pari Passu Collateral Agent for the benefit of the Secured Parties that:
(a)            Each Borrower Subsidiary Grantor has good and valid rights in and title to the Article 9 Collateral with respect to which it has purported to grant the Security Interest and has full power and authority to grant to the Pari Passu Collateral Agent the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval that has been obtained.
(b)            The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein, including the exact legal name of the Parent and each Borrower Subsidiary Grantor, is correct and complete as of the Effective Date. The Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations prepared based upon the information provided in the Perfection Certificate for filing in each governmental, municipal or other office specified in Schedule 5 to the Perfection Certificate (or specified by notice from the Borrower to the Pari Passu Collateral Agent after the Effective Date in the case of filings, recordings or registrations required by Section 7.07 of the Credit Agreement), are all the filings, recordings and registrations that are necessary to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Pari Passu Collateral Agent (for the benefit of the Secured Parties) in respect of all Article 9 Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States of America (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements.
(c)            The Security Interest constitutes (i) a legal and valid security interest in all the Article 9 Collateral securing the payment and performance of the Pari Passu Obligations (other than any Pari Passu Obligations of ParentUDW) and (ii) subject to the filings described in paragraph (b) of this Section, a perfected security interest in all Article 9 Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States of America (or any political subdivision thereof) and its territories and possessions pursuant to the UCC or other applicable law in such jurisdictions. The Security Interest is and shall be prior to any other Lien on any of the Article 9 Collateral, other than Permitted Collateral Liens or Liens permitted pursuant to Section 7.13 of the Credit Agreement that have priority as a matter of law.

(d)            Schedule III sets forth, as of the Effective Date, a true and complete list, with respect to each Borrower Subsidiary Grantor, of (i) all Patents that have been granted by the United States Patent and Trademark Office, (ii) all Copyrights that have been registered with the United States Copyright Office, (iii) all Trademarks that have been registered with the United States Patent and Trademark Office and Trademarks for which United States registration applications are pending and (iv) all assignable Copyright Licenses material to the conduct of the business of the Borrower Subsidiary Grantors under which such Borrower Subsidiary Grantor is a licensee.
SECTION 3.03. Covenants. (a) Each Borrower Subsidiary Grantor shall, at its own expense, take any and all commercially reasonable actions necessary to defend title to the Article 9 Collateral against all Persons and to defend the Security Interest of the Pari Passu Collateral Agent in the Article 9 Collateral and the priority thereof against any Lien that is not a Permitted Collateral Lien or that is not a Lien permitted pursuant to Section 7.13 of the Credit Agreement or that is not a Lien that has priority as a matter of law.
(b)            Each Borrower Subsidiary Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments, financing statements, continuation statements, agreements and documents and take all such other actions as may be necessary or as the Pari Passu Collateral Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and Taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing and recording of any financing statements (including fixture filings) or other documents in connection herewith or therewith. Each Borrower Subsidiary Grantor will provide to the Pari Passu Collateral Agent, from time to time upon request by the Pari Passu Collateral Agent, evidence as to the perfection and priority of the Liens created or intended to be created pursuant to this Agreement.
(c)            Upon the occurrence and continuance of an Event of Default, the Pari Passu Collateral Agent and such Persons as the Pari Passu Collateral Agent may reasonably designate shall have the right, at the Borrower Subsidiary Grantors' own cost and expense, to inspect the Article 9 Collateral, all records related thereto (and to make extracts and copies from such records) and the premises upon which any of the Article 9 Collateral is located, to discuss the Borrower Subsidiary Grantors' affairs with the officers of the Borrower Subsidiary Grantors and their independent accountants and to verify under reasonable procedures, the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Article 9 Collateral, including, in the case of Accounts or Article 9 Collateral in the possession of any third party, by contacting Account Debtors or the third party possessing such Article 9 Collateral for the purpose of making such a verification. The Pari Passu Collateral Agent shall have the absolute right to share any information it gains from such inspection or verification with any other Secured Party.

(d)            At its option, the Pari Passu Collateral Agent may discharge past due Taxes, assessments, charges, fees and Liens at any time levied or placed on the Article 9 Collateral that are not permitted pursuant to the Credit Agreement and the other Pari Passu Documents, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Borrower Subsidiary Grantor fails to do so as required by this Agreement or the other Pari Passu Documents, and each Borrower Subsidiary Grantor jointly and severally agrees to reimburse the Pari Passu Collateral Agent on demand for any payment made or any expense incurred by the Pari Passu Collateral Agent pursuant to the foregoing authorization; provided that nothing in this paragraph shall be interpreted as excusing any Borrower Subsidiary Grantor from the performance of, or imposing any obligation on the Pari Passu Collateral Agent or any other Secured Party to cure or perform, any covenants or other promises of any Borrower Subsidiary Grantor with respect to Taxes, assessments, charges, fees and Liens and maintenance as set forth herein or in the other Pari Passu Documents. All sums disbursed by the Pari Passu Collateral Agent in connection with this paragraph, including reasonable attorneys', agents' and professional advisors' fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Grantors to the Pari Passu Collateral Agent and shall be additional Pari Passu Obligations secured hereby.
(e)            Each Borrower Subsidiary Grantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Article 9 Collateral, all in accordance with the terms and conditions thereof, and each Borrower Subsidiary Grantor jointly and severally agrees to indemnify and hold harmless the Pari Passu Collateral Agent and the Secured Parties from and against any and all liability for such performance.
(f)            The Grantors, at their own expense, shall maintain or cause to be maintained insurance covering physical loss or damage to their assets in accordance with the requirements set forth in Section 7.01 of the Credit Agreement and any similar requirement in any other Pari Passu Document. Each Grantor irrevocably makes, constitutes and appoints the Pari Passu Collateral Agent (and all officers, employees or agents designated by the Pari Passu Collateral Agent) as such Grantor's true and lawful agent (and attorney-in-fact) for the purpose, upon the occurrence and during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Article 9 Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or part relating thereto, the Pari Passu Collateral Agent may, without obligation to or waiving or releasing any obligation or liability of the Grantors hereunder or any Event of Default, obtain and maintain such policies of insurance and pay such premiums and take any other actions with respect thereto as the Pari Passu Collateral Agent deems advisable. All sums disbursed by the Pari Passu Collateral Agent in connection with this paragraph, including reasonable attorneys', agents' and professional advisors' fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Grantors to the Pari Passu Collateral Agent and shall be additional Pari Passu Obligations secured hereby.
SECTION 3.04. Covenants Regarding Patent, Trademark and Copyright Collateral. (a) Each Borrower Subsidiary Grantor agrees that it will not do any act or omit to do any act (and will exercise commercially reasonable efforts to prevent its licensees from doing any act or omitting to do any act) whereby any Patent material to the conduct of the business of the Borrower Subsidiary Grantors, taken as a whole, may become invalidated or dedicated to the public (except as a result of expiration of such Patent at the end of its statutory term), and agrees that it shall continue to mark any products covered by any such Patent with the relevant patent number as necessary and sufficient to establish and preserve its maximum rights under applicable patent laws.
(b)            Each Borrower Subsidiary Grantor (either itself or through its licensees or its sublicensees) will, for each Trademark material to the conduct of the business of the Borrower Subsidiary Grantors, taken as a whole, (i) maintain such Trademark in full force free from any valid claim of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under such Trademark, (iii) if registered, display such Trademark with notice of Federal or foreign registration to the extent necessary and sufficient to establish and preserve its maximum rights under applicable trademark law and (iv) not knowingly use or knowingly permit the use of such Trademark in violation of any third party rights.
(c)            Each Borrower Subsidiary Grantor (either itself or through its licensees or sublicensees) will, for each work covered by a Copyright material to the conduct of the business of the Borrower Subsidiary Grantors, taken as whole, use commercially reasonable efforts to continue to publish, reproduce, display, adopt and distribute the work with appropriate copyright notice as necessary and sufficient to establish and preserve its maximum rights under applicable copyright laws.
(d)            Each Borrower Subsidiary Grantor shall notify the Pari Passu Collateral Agent promptly in writing if it knows that any Patent, Trademark or Copyright material to the conduct of the business of the Borrower Subsidiary Grantors may become abandoned, lost or dedicated to the public, or of any materially adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, United States Copyright Office or any court or similar office of any country) regarding such Borrower Subsidiary Grantor's ownership of such Patent, Trademark or Copyright, its right to register the same, or its right to keep and maintain the same.

(e)            Each Borrower Subsidiary Grantor will take all necessary steps that are consistent with its current practice (i) in any proceeding before the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States of America or in any other country or any political subdivision thereof, to maintain and pursue each application relating to the Patents, Trademarks and/or Copyrights (and to obtain the relevant grant or registration) material to the conduct of the business of the Borrower Subsidiary Grantors, taken as a whole, and (ii) to maintain each issued Patent and each registration of the Trademarks and Copyrights that is material to the conduct of the business of the Borrower Subsidiary Grantors, taken as a whole, including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if consistent with good business judgment, to initiate opposition, interference and cancelation proceedings against third parties.
(f)            In the event that any Borrower Subsidiary Grantor has reason to believe that any Article 9 Collateral consisting of a Patent, Trademark or Copyright material to the conduct of the business of the Borrower Subsidiary Grantors, taken as whole, has been or is about to be infringed, misappropriated or diluted by a third party, such Borrower Subsidiary Grantor promptly shall notify the Pari Passu Collateral Agent in writing and shall, if consistent with good business judgment, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as are appropriate under the circumstances to protect such Article 9 Collateral.
(g)            Upon the occurrence and during the continuance of an Event of Default, each Borrower Subsidiary Grantor shall, upon request of the Pari Passu Collateral Agent, use its commercially reasonable efforts to obtain all requisite consents or approvals by the licensor of each Copyright License, Patent License or Trademark License under which such Borrower Subsidiary Grantor is a licensee to effect the assignment of all such Borrower Subsidiary Grantor's right, title and interest thereunder to the Pari Passu Collateral Agent or its designee.
ARTICLE IV
Remedies
SECTION 4.01. Remedies Upon Default. Upon the occurrence and during the continuance of an Event of Default, each Grantor agrees to deliver each item of Collateral to the Pari Passu Collateral Agent on demand, and it is agreed that the Pari Passu Collateral Agent shall have the right to take any of or all the following actions at the same or different times: (a) with respect to any Article 9 Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Article 9 Collateral by the applicable Grantors to the Pari Passu Collateral Agent, or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, any such Article

9 Collateral throughout the world on such terms and conditions and in such manner as the Pari Passu Collateral Agent shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers cannot be obtained), and (b) with or without legal process and with or without prior notice or demand for performance, to take possession of the Article 9 Collateral and without liability for trespass to enter any premises where the Article 9 Collateral may be located for the purpose of taking possession of or removing the Article 9 Collateral and, generally, to exercise any and all rights afforded to a secured party under the UCC or other applicable law. Without limiting the generality of the foregoing, each Grantor agrees that the Pari Passu Collateral Agent shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery as the Pari Passu Collateral Agent shall deem appropriate. The Pari Passu Collateral Agent shall be authorized at any such sale of securities to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Pari Passu Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any sale of Collateral shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal that such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.
The Pari Passu Collateral Agent shall give the applicable Grantors 10 days' prior written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Pari Passu Collateral Agent's intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker's board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Pari Passu Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Pari Passu Collateral Agent may determine. The Pari Passu Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Pari Passu Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Pari Passu Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Pari Passu Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. In the event of a foreclosure by the Pari Passu Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Pari Passu Collateral Agent or any other Secured Party may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition, and the Pari Passu Collateral Agent as agent for and representative of the Secured Parties (but not any Secured Party in its individual capacity unless the Directing Party shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Pari Passu Obligations as a credit on account of the purchase price for any Collateral payable by the Pari Passu Collateral Agent on behalf of the Secured Parties at such sale or other disposition. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Pari Passu Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Pari Passu Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Pari Passu Obligations (other than contingent indemnification obligations and obligations in respect of secured cash management services (including Secured Cash Management Obligations)) have been paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Pari Passu Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 4.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.
SECTION 4.02. Application of Proceeds. The Pari Passu Collateral Agent shall apply the proceeds of any collection or sale of Collateral, including any Collateral consisting of cash, as follows:
FIRST, ratably to the payment of all costs and expenses incurred by the Pari Passu Collateral Agent, the Administrative Agent and any similar agents under the Pari Passu Documents in connection with such collection or sale or otherwise in connection with this Agreement, any other Pari Passu Document or any of the Pari Passu Obligations, including all court costs and the fees and expenses of its agents, professional advisors and legal counsel, the repayment of all advances made by the Pari Passu Collateral Agent, the Administrative Agent and any similar agents under the Pari Passu Documents hereunder or under any other Pari Passu Document on behalf of any Grantor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Pari Passu Document;
SECOND, to the payment in full of the Pari Passu Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Pari Passu Obligations owed to them on the date of any such distribution); and

THIRD, to the Grantors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.
The Pari Passu Collateral Agent shall promptly apply any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Pari Passu Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt by the Pari Passu Collateral Agent or of the officer making the sale of any such proceeds shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Pari Passu Collateral Agent or such officer or be answerable in any way for the misapplication thereof. Notwithstanding anything herein to the contrary, it is understood and agreed that no proceeds of any collection or sale of Collateral (including any Collateral consisting of cash) of the Borrower or any Grantor (other than ParentUDW) shall be applied to satisfy the Pari Passu Obligations of ParentUDW.
SECTION 4.03. Grant of License to Use Intellectual Property. For the purpose of enabling the Pari Passu Collateral Agent to exercise rights and remedies under this Agreement at such time as the Pari Passu Collateral Agent shall be lawfully entitled to exercise such rights and remedies upon the occurrence and during the continuation of an Event of Default, each Borrower Subsidiary Grantor hereby grants to the Pari Passu Collateral Agent an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Borrower Subsidiary Grantors) to use, license or sublicense any of the Article 9 Collateral consisting of Intellectual Property now owned or hereafter acquired by such Borrower Subsidiary Grantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The use of such license by the Pari Passu Collateral Agent may be exercised upon the occurrence and during the continuation of an Event of Default; provided that any license, sublicense or other transaction entered into by the Pari Passu Collateral Agent in accordance herewith shall be binding upon the Borrower Subsidiary Grantors notwithstanding any subsequent cure of an Event of Default.
ARTICLE V
Miscellaneous
SECTION 5.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing in English and given in the manner provided in Section 10.03 of the Credit Agreement (and, in the case of any parties hereto that are not parties to the Credit Agreement, in the manner provided by the relevant "Notices" section of the applicable Pari Passu Document). All communications and notices hereunder to any Borrower Subsidiary Grantor shall be given to it in care of the Borrower in the manner provided in Section 10.03 of the Credit Agreement.

SECTION 5.02. Waivers; Amendment. (a) No failure or delay by the Pari Passu Collateral Agent or any other Secured Party in exercising any right or power hereunder or under any other Pari Passu Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Pari Passu Collateral Agent and the other Secured Parties hereunder and under the other Pari Passu Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the execution and delivery of this Agreement and the extensions of credit under the Pari Passu Documents (including making the Loans) shall not be construed as a waiver of any Default, regardless of whether the Pari Passu Collateral Agent or any other Secured Party may have had notice or knowledge of such Default at the time. No notice or demand on any Grantor in any case shall entitle any Grantor to any other or further notice or demand in similar or other circumstances.
(b)            Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Pari Passu Collateral Agent, the Borrower and the applicable Grantor (other than the Borrower) or Grantors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 10.12 of the Credit Agreement (and, as applicable, any similar section in any other Pari Passu Document).
SECTION 5.03. Pari Passu Collateral Agent's Fees and Expenses;  Indemnification. (a) The Grantors jointly and severally agree to reimburse the Pari Passu Collateral Agent for its fees and expenses incurred hereunder as provided in Section 10.01 of the Credit Agreement and in any comparable provision of any other Pari Passu Document; provided that each reference therein to the "Borrower" or "Borrowers" (and any comparable term) shall be deemed to be a reference to the "Grantors".
(b)            The Grantors jointly and severally agree to indemnify the Pari Passu Collateral Agent and the other Indemnified Parties as provided in Section 10.01 of the Credit Agreement and in any comparable provision of any other Pari Passu Document; provided that each reference therein to the "Borrower" or "Borrowers" (and any comparable term) shall be deemed to be a reference to the "Grantors".
(c)            Any such amounts payable as provided hereunder or under Section 10.01 of the Credit Agreement and in any comparable provision of any other Pari Passu Document shall be additional Pari Passu Obligations secured hereby and by the other Collateral Agreements. The provisions of this Section shall survive and remain in full force and effect regardless of the termination of this Agreement or any other Pari Passu Document, the consummation of the transactions contemplated hereby or thereby, the repayment of any of the Pari Passu Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Pari Passu Document, any investigation made by or on behalf of the Pari Passu Collateral Agent or any other Secured Party or the resignation or the removal of the Pari Passu Collateral Agent.
(d)            All amounts due under this Section shall be payable promptly after written demand therefor.
SECTION 5.04. Survival. All covenants, agreements, representations and warranties made by the Grantors in this Agreement, the other Pari Passu Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Pari Passu Document shall be considered to have been relied upon by the Pari Passu Collateral Agent and the other Secured Parties and shall survive the execution and delivery of the Pari Passu Documents and the extension of credit under the Pari Passu Documents (including making the Loans), regardless of any investigation made by or on behalf of the Pari Passu Collateral Agent, any other Secured Party or any other Person and notwithstanding that the Pari Passu Collateral Agent, any other Secured Party or any other Person may have had notice or knowledge of any Default or incorrect representation or warranty at the time any Pari Passu Document is executed and delivered or any credit is extended under any Pari Passu Document (including any Loans made), and shall continue in full force and effect as long as Pari Passu Obligations remain outstanding.
SECTION 5.05. Counterparts; Effectiveness; Successors and Assigns.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. This Agreement shall become effective as to any Grantor when a counterpart hereof executed on behalf of such Grantor shall have been delivered to the Pari Passu Collateral Agent and a counterpart hereof shall have been executed on behalf of the Pari Passu Collateral Agent, and thereafter shall be binding upon such Grantor and the Pari Passu Collateral Agent and their respective successors and assigns, and shall inure to the benefit of such Grantor, the Pari Passu Collateral Agent and the other Secured Parties and their respective successors and assigns, except that no Grantor may assign or otherwise transfer any of its rights or obligations hereunder or any interest herein or in the Collateral (and any attempted assignment or transfer by any Grantor shall be null and void), except as expressly contemplated by this Agreement or any other Pari Passu Document. For the avoidance of doubt, it is understood that, subject to Section 10.04 of the Credit Agreement and to any comparable provision of any other Pari Passu Document, any holder of Pari Passu Obligations may assign or otherwise transfer all or any portion of its rights and obligations under any applicable Pari Passu Document (including, without limitation, all or any portion of its Loan or Loans, if any, held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such holder of Pari Passu Obligations herein or otherwise, in each case as provided in the applicable Pari Passu Document. Delivery of an executed counterpart of a signature page

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of this Agreement by facsimile or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Agreement.
SECTION 5.06. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
SECTION 5.07. Governing Law; Jurisdiction; Consent to Service of Process; Waiver of Immunity. (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE WHICH ARE LOCATED IN THE COUNTY OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HEREUNDER HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH OF THE PARTIES HEREUNDER HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER ANY PARTY HEREUNDER, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION PROCEEDING WITH RESPECT TO THIS AGREEMENT BROUGHT IN ANY OF THE AFOREMENTIONED COURTS, THAT SUCH COURTS LACK PERSONAL JURISDICTION OVER ANY PARTY HEREUNDER. EACH OF THE PARTIES HEREUNDER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, IN THE MANNER PROVIDED FOR NOTICES IN SECTION 5.01, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH DELIVERY. EACH OF THE PARTIES HEREUNDER HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT, THE PARI PASSU COLLATERAL AGENT, ANY LENDER OR THE HOLDERS OF THE OTHER PARI PASSU OBLIGATIONS TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY PARTY HEREUNDER IN ANY OTHER JURISDICTION.

(b)            EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
(c)            To the extent any Grantor or any property, assets or revenues of any Grantor may have or may hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the competent jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any competent jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement, any of the other Pari Passu Documents or any of the transactions contemplated hereby or thereby, each Grantor hereby irrevocably and unconditionally waives, and agrees not to plead or claim, any such immunity and consent to such relief and enforcement.
SECTION 5.08. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.08.
SECTION 5.09. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
SECTION 5.10. Security Interest Absolute. All rights of the Pari Passu Collateral Agent hereunder, the Security Interest, the grant of the security interest in the

Pledged Collateral and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of any Pari Passu Document, any agreement with respect to any of the Pari Passu Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Pari Passu Obligations, or any other amendment to or waiver of, or any consent to any departure from, any Pari Passu Document, any agreement with respect to any of the Pari Passu Obligations or any other agreement or instrument relating to any of the foregoing, (c) any exchange, release or non-perfection of any Lien on other Collateral securing, or any release or amendment to or waiver of, or any consent to any departure from, any guarantee of, all or any of the Pari Passu Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Pari Passu Obligations or this Agreement.
SECTION 5.11. Termination or Release. (a) This Agreement, the Security Interest and all other security interests granted hereby shall terminate when all the Pari Passu Obligations (other than contingent indemnification obligations and obligations in respect of secured cash management services (including Secured Cash Management Obligations)) have been paid in full and all Pari Passu Documents have been discharged.
(b)            A Borrower Subsidiary Grantor shall automatically be released from its obligations hereunder and the Security Interest in the Collateral of such Borrower Subsidiary Grantor shall be automatically released upon the release of such Guarantor from its Loan Guarantee pursuant to Section 4.11 of the Guarantee Agreement.
(c)            Upon any sale or other transfer by any Grantor of any Collateral that is permitted by, and in accordance with, Section 7.22 of the Credit Agreement (other than a sale or other transfer to a Grantor), the security interest in such Collateral shall be automatically released.
(d)            The pledge of the capital stock and other Equity Interests of the Borrower pursuant to Section 2.01 shall automatically be released, and all such Pledged Collateral shall be returned to its owner, upon the consummation of a Qualified DOV MLP IPO.
(e)            Upon the consummation of each Event of Loss Offer in accordance with Section 4.02 of the Credit Agreement, the security interest in any remaining Excess Loss Proceeds shall be automatically released.
(f)            In connection with any termination or release pursuant to paragraph (a), (b), (c), (d) or (e) of this Section 5.11, the Pari Passu Collateral Agent shall execute and deliver to any Grantor, at such Grantor's written request and sole expense, all documents that such Grantor shall reasonably request to evidence such termination or release; provided that (i) at the time of such request and such release no Default shall have occurred and be continuing as certified in writing by such Grantor and (ii) such Grantor shall have delivered to the Pari Passu Collateral Agent, at least 10 Business Days (or such shorter period as the Pari Passu Collateral Agent may agree) prior to the date of the proposed release, a written request for release describing the item of Collateral or Grantor and the terms of the transaction in reasonable detail, including, without limitation, the price thereof and any expenses in connection therewith, together with a form of release for execution by the Pari Passu Collateral Agent and a certificate of an officer of such Grantor certifying that the transaction is in compliance with the Pari Passu Documents and as to such other matters as the Pari Passu Collateral Agent may reasonably request and (iii) the proceeds of any such transaction required to be applied, or any payment to be made in connection therewith, in accordance with Section 7.22 of the Credit Agreement shall, to the extent so required, be paid or made to, or in accordance with the instructions of, the Pari Passu Collateral Agent when and as required under Section 7.22 of the Credit Agreement. Any execution and delivery of documents pursuant to this Section 5.11 shall be without recourse to or warranty by the Pari Passu Collateral Agent.
SECTION 5.12. Additional Subsidiaries. Pursuant to Section 7.07 of the Credit Agreement (or any equivalent section of any other Pari Passu Document), certain Subsidiaries not a party hereto on the Effective Date are required to enter into this Agreement as a Grantor thereafter. Upon the execution and delivery by the Pari Passu Collateral Agent and any such Subsidiary of a Supplement, such Subsidiary shall become a Borrower Subsidiary Grantor and a Grantor hereunder, with the same force and effect as if originally named as such herein. The execution and delivery of any Supplement shall not require the consent of any other Grantor. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Borrower Subsidiary Grantor as a party to this Agreement.
SECTION 5.13. Further Assurances. Each of the Parent and the Borrower Subsidiary Grantors shall take all actions necessary in order to satisfy the requirements set forth in the definition of "Collateral and Guarantee Requirement" in the Credit Agreement.
SECTION 5.14. Pari Passu Collateral Agent's Duties. (a) The powers conferred on the Pari Passu Collateral Agent hereunder are solely to protect the Secured Parties' interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Pari Passu Collateral Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not any Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. The Pari Passu Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which it accords its own property.

(b)            The Pari Passu Collateral Agent shall not have any duties or obligations except those to which the Pari Passu Collateral Agent expressly agrees in the Pari Passu Documents. Without limiting the generality of the foregoing, (i) the Pari Passu Collateral Agent shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing and (ii) the Pari Passu Collateral Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Pari Passu Documents that the Pari Passu Collateral Agent is expressly required under the terms of the Pari Passu Documents to exercise upon direction by the Directing Party. The Pari Passu Collateral Agent shall take such actions and exercise such remedies hereunder and under the other Pari Passu Documents as it is from time to time directed, in writing, to take or exercise by the Directing Party; provided that the Pari Passu Collateral Agent shall not be obligated to take any such action that adversely affects the rights, duties, liabilities or immunities of the Pari Passu Collateral Agent (and subject to the terms of the Pari Passu Documents). The Pari Passu Collateral Agent shall be entitled to rely conclusively, without any independent investigation whatsoever, and shall be fully protected in so relying, on any direction, instruction or consent of the Directing Party, if such direction, instruction or consent is purported to be given on behalf of the Directing Party. The Pari Passu Collateral Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Directing Party or in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final non-appealable decision. In no event shall the Pari Passu Collateral Agent be liable, directly or indirectly, for any special, indirect, punitive or consequential damages (including, but not limited to, loss of profit), even if the Pari Passu Collateral Agent has been advised of the possibility of such damages.
(c)            Anything contained herein to the contrary notwithstanding, with written notice to the Grantors, to the extent practicable, the Pari Passu Collateral Agent may from time to time appoint one or more subagents (each a "Subagent") for the Pari Passu Collateral Agent hereunder with respect to all or any part of the Collateral. In the event that the Pari Passu Collateral Agent so appoints any Subagent with respect to any Collateral, (i) the assignment and pledge of such Collateral and the security interest granted in such Collateral by each Grantor hereunder shall be deemed for purposes of this Agreement to have been made to such Subagent, in addition to the Pari Passu Collateral Agent, for the benefit of the Secured Parties, as security for the Pari Passu Obligations of such Grantor, (ii) such Subagent shall automatically be vested, in addition to the Pari Passu Collateral Agent, with all rights, powers, privileges, interests and remedies of the Pari Passu Collateral Agent hereunder with respect to such Collateral, and (iii) the term "Pari Passu Collateral Agent," when used herein in relation to any rights, powers, privileges, interests and remedies of the Pari Passu Collateral Agent with respect to such Collateral, shall include such Subagent; provided, however, that no such Subagent shall be authorized to take any action with respect to any such Collateral unless and except to the extent expressly authorized in writing by the

Pari Passu Collateral Agent. The Pari Passu Collateral Agent shall not be responsible for misconduct or negligence on the part of any Subagent appointed with due care by it hereunder.
(d)            All expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping any Collateral, all Taxes payable with respect to any Collateral (including any sale thereof), and all other payments required to be made by the Pari Passu Collateral Agent to any Person to realize upon any Collateral, shall be borne and paid by the Grantors. The Pari Passu Collateral Agent shall not be liable or responsible in any way for the safekeeping of any Collateral, for any loss or damage thereto (except for reasonable care in its custody while Collateral is in the Pari Passu Collateral Agent actual possession), for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency or other Person whatsoever, but the same shall be at the Grantors' sole risk.
(e)            Except as expressly provided for herein, and subject to its right to reimbursement upon demand, the Pari Passu Collateral Agent shall not be required to expend or risk any of its own funds or otherwise incur any liability, financial or otherwise, in the performance of any of its duties hereunder or under any other Pari Passu Document.
(f)            The Pari Passu Collateral Agent shall not be deemed to have actual, constructive, direct or indirect knowledge or notice of the occurrence of any Default or Event of Default unless and until the Pari Passu Collateral Agent has received a written notice or a certificate from or on behalf of a Grantor, Lender or a holder of Other Pari Passu Obligations stating that a Default or Event of Default has occurred. The Pari Passu Collateral Agent shall have no obligation whatsoever either prior to or after receiving such notice or certificate to inquire whether a Default or Event of Default has in fact occurred and shall be entitled to rely conclusively, and shall be fully protected in so relying, on any notice or certificate so furnished to it. The Pari Passu Collateral Agent may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it in its sole discretion against its reasonable costs, expenses and liabilities which might be incurred by it in performing such duty or exercising such right or power, including an advance of moneys necessary to take the action requested. The Pari Passu Collateral Agent shall be under no obligation or duty to take any action under this Agreement or any of the other Pari Passu Documents or otherwise if taking such action (x) would subject the Pari Passu Collateral Agent to a tax in any jurisdiction where it is not then subject to a tax or (y) would require the Pari Passu Collateral Agent to qualify to do business in any jurisdiction where it is not then so qualified.
(g)            The Pari Passu Collateral Agent may consult with legal counsel of its own choosing as to any matter relating to this Agreement, and the Pari Passu Collateral Agent shall not incur any liability in acting in good faith in accordance with any advice from such counsel.

(h)            Following receipt of a written request from a Secured Party, the Pari Passu Collateral Agent shall provide any written reports that it has received from any Loan Party to such Secured Party.
SECTION 5.15. Force Majeure. The Pari Passu Collateral Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Pari Passu Collateral Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communications facility).
SECTION 5.16. Pari Passu Collateral Agent Appointed Attorney-in-Fact.  Each Grantor hereby appoints the Pari Passu Collateral Agent the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Pari Passu Collateral Agent may deem necessary for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Pari Passu Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Notwithstanding the foregoing, the Pari Passu Collateral Agent shall only have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Pari Passu Collateral Agent's name or in the name of such Grantor (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (d) to send verifications of Accounts to any Account Debtor; (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (g) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Pari Passu Collateral Agent; and (h) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Pari Passu Collateral Agent were the absolute owner of the Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Pari Passu Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Pari Passu Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Pari Passu Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or wilful misconduct.
SECTION 5.17. USA PATRIOT Act. The parties hereto acknowledge that in order to help the United States government fight the funding of terrorism and money laundering activities, pursuant to Federal regulations that became effective on October 1, 2003 (Section 326 of the USA PATRIOT Act), the USA PATRIOT Act requires all financial institutions to obtain, verify, record and update information that identifies each person establishing a relationship or opening an account. Each Grantor agrees that it will provide to the Pari Passu Collateral Agent such information as it may request, from time to time, in order for the Pari Passu Collateral Agent to satisfy the requirements of the USA PATRIOT Act, including but not limited to the name, address, tax identification number and other information that will allow it to identify the individual or entity who is establishing the relationship or opening the account and may also ask for formation documents such as articles of incorporation or other identifying documents to be provided.
SECTION 5.18. Joinder Agreements. If at any time holders of Pari Passu Obligations wish to become a party hereto, such holders (or their applicable representatives or agents) shall execute a Joinder Agreement and shall thereafter for all purposes be Secured Parties hereunder and have the same rights, benefits and obligations as if they had been a Secured Party on the Effective Date.
SECTION 5.19. Third Party Beneficiaries. For the avoidance of doubt, the parties hereto intend that holders of Secured Hedging Obligations and Secured Cash Management Obligations shall be, and such holders are, intended third party beneficiaries of this Agreement.
SECTION 5.20. INTERCREDITOR AGREEMENT GOVERNS. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, IN THE EVENT THAT THE INTERCREDITOR AGREEMENT IS ENTERED INTO, THE SECURITY INTERESTS CREATED HEREUNDER, THE POSSESSION OF ANY PLEDGED COLLATERAL AND THE EXERCISE OF ANY RIGHT OR REMEDY (INCLUDING THE DISPOSITION OF ANY COLLATERAL) BY THE PARI PASSU COLLATERAL AGENT OR THE OTHER SECURED PARTIES HEREUNDER, WILL BE SUBJECT TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT, AND IN THE EVENT OF ANY CONFLICT OR INCONSISTENCY BETWEEN THE PROVISIONS OF THE INTERCREDITOR AGREEMENT AND THIS AGREEMENT, THE PROVISIONS OF THE INTERCREDITOR AGREEMENT SHALL CONTROL.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.
DRILLSHIPS OCEAN VENTURES INC., as the Borrower
by
/s/ Solon Drakoulis
Name: Solon Drakoulis
Title: Attorney-in-fact

DRILLSHIPS VENTURES PROJECTS INC., as Finco
by
/s/ Solon Drakoulis
Name: Solon Drakoulis
Title: Attorney-in-fact

OCEAN RIG UDW INC., as Parent
by
/s/ Solon Drakoulis
Name: Solon Drakoulis
Title: Attorney-in-fact

DRILLSHIPS OCEAN VENTURES OPERATIONS INC.,
By
/s/ Solon Drakoulis
Name: Solon Drakoulis
Title: Attorney-in-fact

[Signature Page to the Pledge and Security Agreement]

OCEAN RIG CUNENE OPERATIONS INC.,
By
/s/ Solon Drakoulis
Name: Solon Drakoulis
Title: Attorney-in-fact

OCEAN RIG CUBANGO OPERATIONS INC.,
By
/s/ Solon Drakoulis
Name: Solon Drakoulis
Title: Attorney-in-fact

DRILLSHIP SKIATHOS OWNERS INC.,
By
/s/ Solon Drakoulis
Name: Solon Drakoulis
Title: Attorney-in-fact

DRILLSHIP SKIATHOS SHAREHOLDERS INC.,
By
/s/ Solon Drakoulis
Name: Solon Drakoulis
Title: Attorney-in-fact

[Signature Page to the Pledge and Security Agreement]

DRILLSHIP SKYROS OWNERS INC.,
By
/s/ Solon Drakoulis
Name: Solon Drakoulis
Title: Attorney-in-fact

DRILLSHIP SKYROS SHAREHOLDERS INC.,
By
/s/ Solon Drakoulis
Name: Solon Drakoulis
Title: Attorney-in-fact

DRILLSHIP KYTHNOS OWNERS INC.,
By
/s/ Solon Drakoulis
Name: Solon Drakoulis
Title: Attorney-in-fact

DRILLSHIP KYTHNOS SHAREHOLDERS INC.,
By
/s/ Solon Drakoulis
Name: Solon Drakoulis
Title: Attorney-in-fact

[Signature Page to the Pledge and Security Agreement]

OCEAN RIG BLOCK 33 BRASIL COÖPERATHIEF U.A.,
By
/s/ H.W. Wallage
Name: H.W. Wallage
Title: Attorney-in-fact

OCEAN RIG BLOCK 33 BRASIL B.V.
By
/s/ H.W. Wallage
Name: H.W. Wallage
Title: Attorney-in-fact

[Signature Page to the Pledge and Security Agreement]

DEUTSCHE BANK AG NEW YORK BRANCH, as Pari Passu Collateral Agent,
By
/s/ Dusan Lazarov
Name: Dusan Lazarov
Title: Director

By
/s/ Lisa Wong
Name: Lisa Wong
Title: Vice President

[Signature Page to the Pledge and Security Agreement]

Schedule I to the
Pledge and Security Agreement

BORROWER SUBSIDIARY GRANTORS

Drillships Ocean Ventures Inc.
Drillships Ventures Projects Inc.
Drillships Ocean Ventures Operations Inc.
Ocean Rig Cunene Operations Inc.
Ocean Rig Cubango Operations Inc.
Drillship Skiathos Owners Inc.
Drillship Skiathos Shareholders Inc.
Drillship Skyros Owners Inc.
Drillship Skyros Shareholders Inc.
Drillship Kythnos Owners Inc.
Drillship Kythnos Shareholders Inc.
Ocean Rig Block 33 Brasil Coöperatief U.A.
Ocean Rig Block 33 Brasil B.V.

Schedule II to
the Pledge and Security Agreement
EQUITY INTERESTS
Issuer	Number of Certificate	Registered Owner	Number and Class of Equity Interest	Percentage of Equity Interests
Drillships Ocean Ventures Inc.	1	Ocean Rig UDW Inc.	500 shares of common stock	100%
Drillships Ventures Projects Inc.	1	Drillships Ocean Ventures Inc.	500 shares of common stock	100%
Drillships Ocean Ventures Operations Inc.	1	Drillships Ocean Ventures Inc.	500 shares of common stock	100%
Ocean Rig Cunene Operations Inc.	1	Drillships Ocean Ventures Operations Inc.	500 shares of common stock	100%
Ocean Rig Cubango Operations Inc.	1	Drillships Ocean Ventures Operations Inc.	500 shares of common stock	100%
Drillship Skiathos Owners Inc.	1	Drillship Skiathos Shareholders Inc.	500 shares of common stock	100%
Drillship Skiathos Shareholders Inc.	2	Drillships Ocean Ventures Inc.	500 shares of common stock	100%
Drillship Skyros Owners Inc.	2	Drillship Skyros Shareholders Inc.	500 shares of common stock	100%
Drillship Skyros Shareholders Inc.	2	Drillships Ocean Ventures Inc.	500 shares of common stock	100%
Drillship Kythnos Owners Inc.	1	Drillship Kythnos Shareholders Inc.	500 shares of common stock	100%
Drillship Kythnos Shareholders Inc.	2	Drillships Ocean Ventures Inc.	500 shares of common stock	100%
Ocean Rig Block 33 Brasil Coöperatief U.A.	N/A	Drillships Ocean Ventures Operations Inc. and Drillships Ocean Ventures Inc.	2 membership interests	99% owned by Drillships Ocean Ventures Operatio Inc. 1% owned by Drillships Ocean Ventures Inc.
Ocean Rig Block 33 Brasil B.V.	N/A	Ocean Rig Block 33 Brasil Coöperatief U.A.	18,000 shares	100%

DEBT SECURITIES

Issuer	Principal Amount	Date of Note	Maturity Date
N/A	N/A	N/A	N/A

Schedule III to
 the Pledge and Security Agreement

U.S. COPYRIGHTS OWNED
[State if no copyrights are owned. List in numerical order by Registration No.]

U.S. Copyright Registrations
Grantor	Title	Reg. No.	Author
N/A	N/A	N/A	N/A

ASSIGNABLE COPYRIGHT LICENSES
U.S. Copyrights

Grantor	Licensor Name and Address	Date of License/ Sublicense	Title of U.S. Copyright	Author	Reg. No.
N/A	N/A	N/A	N/A	N/A	N/A

Non-U.S. Copyrights

Grantor	Country	Licensor Name and Address	Date of License/Sublicensee	Title of Non-U.S. Copyrights	Author	Reg. No.
N/A	N/A	N/A	N/A	N/A	N/A	N/A

PATENTS

U.S. Patent Registrations

Grantor	Patent Numbers	Issue Date
N/A	N/A	N/A

TRADEMARK/TRADE NAMES

U.S. Trademark Registrations

Grantor	Mark	Reg. Date	Reg. No.
N/A	N/A	N/A	N/A

U.S. Trademark Applications
Grantor	Mark	Filing Date	Application No.
N/A	N/A	N/A	N/A

Exhibit I to the
Pledge and Security Agreement
SUPPLEMENT NO. __ dated as of [ ], (this "Supplement"), to the Pledge and Security Agreement dated as of July 25, 2014 (the "Security Agreement"), among Ocean Rig UDW Inc., a Marshall Islands corporation ("ParentUDW"), Drillships Ocean Ventures Inc., a Marshall Islands corporation (the "Borrower"), Drillships Ventures Projects Inc., a Delaware corporation ("Finco"), the subsidiaries from time to time party thereto and DEUTSCHE BANK AG NEW YORK BRANCH, as Pari Passu Collateral Agent (in such capacity, the "Pari Passu Collateral Agent").
A.            Reference is made to (i) the Credit Agreement dated as of July 25, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among ParentUDW, the Borrower, Finco, the lenders from time to time party thereto (the "Lenders") and Deutsche Bank AG New York Branch, as Administrative Agent and the Pari Passu Collateral Agent, which provides for the incurrence of the Loans and permits the Borrowers to incur other Pari Passu Obligations subject to certain terms and conditions (the trustee or agent of which shall, upon the execution and delivery of a Joinder, become a party thereto on behalf of the holders or lenders of such other Pari Passu Obligations) and (ii) the Security Agreement.
B.            Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement or the Security Agreement, as applicable.
C.            The Grantors have entered into the Security Agreement in order to induce the Lenders to make the Loans and to induce the Pari Passu Collateral Agent to enter into the Credit Agreement. Section 5.12 of the Security Agreement provides that additional Subsidiaries may become Grantors under the Security Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the "New Subsidiary") is executing this Supplement in accordance with the requirements of the Credit Agreement or such other applicable Pari Passu Document.
Accordingly, the Pari Passu Collateral Agent and the New Subsidiary agree as follows:
SECTION 1. In accordance with Section 5.12 of the Security Agreement, the New Subsidiary by its signature below becomes a Borrower Subsidiary Grantor and Grantor under the Security Agreement with the same force and effect as if originally named therein as a Borrower Subsidiary Grantor and Grantor and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Borrower Subsidiary Grantor and Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Pari Passu

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Obligations (as defined in the Security Agreement) (other than any Pari Passu Obligations of ParentUDW), does hereby create and grant to the Pari Passu Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of the New Subsidiary's right, title and interest in and to the Collateral (as defined in the Security Agreement) of the New Subsidiary. Each reference to a "Grantor" in the Security Agreement shall be deemed to include the New Subsidiary. The Security Agreement is hereby incorporated herein by reference.
SECTION 2. The New Subsidiary represents and warrants to the Pari Passu Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.
SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Pari Passu Collateral Agent shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary and the Pari Passu Collateral Agent has executed a counterpart hereof. Delivery of an executed signature page to this Supplement by facsimile or electronic transmission shall be effective as delivery of a manually signed counterpart of this Supplement.
SECTION 4. The New Subsidiary hereby represents and warrants that (a) set forth on Schedule I attached hereto is a schedule with the true and correct legal name of the New Subsidiary, its jurisdiction of formation and the location of its chief executive office, (b) set forth on Schedule II attached hereto is a true and correct schedule of all the Pledged Securities of the New Subsidiary and (c) set forth on Schedule III attached hereto is a true and correct schedule of Intellectual Property consisting of Copyrights, Patents and Trademarks of the New Subsidiary.
SECTION 5. Except as expressly supplemented hereby, the Collateral Agreement shall remain in full force and effect.
SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
SECTION 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Security Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

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SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the Security Agreement.
SECTION 9. The New Subsidiary agrees to reimburse the Pari Passu Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Pari Passu Collateral Agent.
IN WITNESS WHEREOF, the New Subsidiary and the Pari Passu Collateral Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written.
[NAME OF NEW SUBSIDIARY],
by	___________________________________
Name: Title:

Legal Name:
Jurisdiction of Formation:
Location of Chief Executive office:

DEUTSCHE BANK AG NEW YORK BRANCH, as Pari Passu Collateral Agent,
by	___________________________________
Name: Title:

___________________________________
Name: Title:

Schedule I
to Supplement No. __ to the
  Pledge and Security Agreement
NEW SUBSIDIARY INFORMATION

Name	Jurisdiction of Formation	Chief Executive Office

Schedule II
to Supplement No. __ to the
  Pledge and Security Agreement
PLEDGED SECURITIES
Equity Interests

	Number of	Registered	Number and Class of	Percentage
Issuer	Certificate	Owner	Equity Interests	of Equity Interests

Debt Securities

Issuer	Principal Amount	Date of Note	Maturity Date

Schedule III
to Supplement No. __ to the
 Pledge and Security Agreement
INTELLECTUAL PROPERTY

EXHIBIT II to the
 Pledge and Security Agreement

[FORM OF] ASSIGNMENT OF EARNINGS
given by
[ASSIGNOR],
 as Assignor,
in favor of
DEUTSCHE BANK AG NEW YORK BRANCH,
as Pari Passu Collateral Agent,
as Assignee

[DATE]
[VESSEL]

EXHIBIT II
ASSIGNMENT OF EARNINGS

 [VESSEL]
THIS ASSIGNMENT OF EARNINGS (this "Assignment"), dated as of [DATE], is made by [ASSIGNOR], a [TYPE OF ORGANIZATION] organized and existing under the laws of [JURISDICTION], with its registered offices at [ADDRESS] (the "Assignor"), in favor of DEUTSCHE BANK AG NEW YORK BRANCH, a New York banking corporation, as Pari Passu Collateral Agent (together with its successors and assigns, in such capacity, the "Assignee"), for and on behalf of the Secured Parties.
W I T N E S S E T H T H A T :
WHEREAS:
(A)            The Assignor is the [sole owner][bareboat charterer] of the whole of the [Marshall Islands] registered vessel [NAME] (the "Vessel"), Official No. [NUMBER];
(B)            Reference is made to the Credit Agreement dated as of July 25, 2014 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement") among Ocean Rig UDW Inc., a Marshall Islands corporation ("Parent"), Drillships Ocean Ventures Inc., a Marshall Islands corporation (the "Borrower"), Drillships Ventures Projects Inc., a Delaware corporation ("Finco" and, together with the Borrower, the "Borrowers"), the lenders from time to time party thereto and Deutsche Bank AG New York Branch as Administrative Agent and Pari Passu Collateral Agent, which provides for the incurrence of the Loans and permits the Borrowers to incur other Pari Passu Obligations subject to certain terms and conditions (the trustee or agent of which shall, upon the execution of a Joinder Agreement, become a party hereto on behalf of the holders or lenders of such other Pari Passu Obligations);
(C)            Pursuant to the Pari Passu Documents, the Assignor has, jointly and severally with certain other Borrower Subsidiary Grantors, guaranteed the punctual payment, performance and observance when due of the obligations of the Borrowers under and in connection with the Pari Passu Obligations, including, but not limited to, the Borrowers' obligation to pay the principal of, and premium and interest on, the Loans, as provided in the Credit Agreement and the other Pari Passu Obligations as provided in the Pari Passu Documents and has agreed to execute an earnings assignment in favor of the Assignee as security for the payment or performance, as the case may be, of the Pari Passu Obligations (other than any Pari Passu Obligations of ParentUDW);
(D)            As a condition precedent to the making of the Loans by the Lenders, each Grantor has executed and delivered that certain Pledge and Security Agreement dated July 25, 2014, among Parent, the Borrowers, certain subsidiaries of the Borrower party thereto and the Assignee (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Security Agreement");
(E)            The Assignor is a wholly-owned subsidiary of the Borrower, will derive substantial direct and indirect benefits from the transactions contemplated by the Pari Passu

Documents, as applicable, and is willing to execute and deliver this Assignment in accordance with the terms of the Pari Passu Documents, as applicable; and
(F)            The Assignor has given this Assignment as security for all of the Pari Passu Obligations under the Pari Passu Documents.
NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged by the Assignor, the Assignor hereby agrees as follows:
SECTION 1.  Defined Terms. Except as otherwise defined herein, terms defined in the Security Agreement shall have the same meanings when used herein.
SECTION 2.  Grant of Security. As security for the payment and performance of the Pari Passu Obligations (other than the Pari Passu Obligations of ParentUDW), the Assignor, as legal and beneficial owner, does hereby assign, transfer and set over unto the Assignee, for the benefit of the Secured Parties, and does hereby grant the Assignee a security interest in, all of the Assignor's right, title and interest in and to (i) all earnings of the Vessel, including but not limited to all moneys and claims for moneys due and to become due thereto, whether as charterhire, freights, passage moneys, proceeds of off-hire and loss of hire insurances, loans, indemnities, payments or otherwise, under, and all claims for damages arising out of any breach of, any bareboat, time or voyage charter, contract of affreightment or other contract for the use or employment of the Vessel, (ii) all remuneration for salvage and towage services, demurrage and detention moneys and any other moneys whatsoever due or to become due to the Assignor arising from the use or employment of the Vessel, (iii) all moneys and claims for moneys due and to become due to the Assignor, and all claims for damages and any other compensation payable, in respect of the actual or constructive total loss of or the requisition for title or for hire or other compulsory acquisition of the Vessel, (iv) if the Vessel is employed on terms whereby any money falling within clauses (i), (ii) or (iii) above are pooled or share with any other Person, that proportion of the net receipts of the pooling or sharing arrangements which is attributable to the Vessel, and (v) all proceeds of all of the foregoing.
SECTION 3.  Notice of Assignment. The Assignor shall promptly give notice, in the form annexed hereto as Exhibit 1, of this Assignment to any charterer or contractee of the Vessel in respect of a charter or contract.
SECTION 4.  Payment. The Assignor shall cause all sums payable to the Assignor and assigned hereby to be paid directly to the applicable Earnings Account. The Assignor shall cause all charterparties, contracts of affreightment or any such other contracts of employment of the Vessel to specify that payments due to the Assignor be made directly to the Assignee for credit to the above referenced account. The Assignor does hereby confirm its pledge, assignment and grant to the Assignee of a security interest in all right, title and interest of the Assignor in and to the above referenced account. The Assignor does hereby confirm that an Earnings Account Control Agreement in respect of such Earnings Account has been executed by all requisite parties and remains in full force and effect.
SECTION 5.  Concerning the Assignee.
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5.1  The provisions of Section 9 of the Credit Agreement and Section 5.14 of the Security Agreement are incorporated herein by reference as if fully restated herein and shall inure to the benefit of the Assignee in respect of this Assignment and shall be binding upon the parties to the Pari Passu Documents in such respect.
5.2  The Assignee is authorized to take all such action as is provided to be taken by it as Assignee hereunder and under any other Collateral Agreement and all other action incidental thereto. As to any matters not expressly provided for herein, the Assignee shall act or refrain from acting in accordance with written instructions from the Directing Party.
5.3  The Assignee shall not be responsible for the existence, genuineness or value of any of the property hereby assigned or for the validity, perfection, continuation, priority or enforceability of the lien of this Assignment on any of the property hereby assigned, including without limitation the filing, form, content or renewal of UCC financing statements, this Assignment or similar documents or instruments, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder. The Assignee shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Assignment by the Assignor.
5.4  The Assignee will be entitled to rely on information from (A) its own records for information as to the holders of the Pari Passu Obligations, their holdings in the Pari Passu Obligations and actions taken by them, (B) any holder of Pari Passu Obligations for information as to its holdings in the Pari Passu Obligations and actions taken by it, to the extent that the Assignee has not obtained such information from the foregoing sources, and (C) Assignor, to the extent that the Assignee has not obtained information from the foregoing sources.
5.5  With prior written notice to the Assignor, to the extent practicable, any time or times, in order to comply with any legal requirement, the Assignee may appoint another bank or trust company or one or more other Persons, either to act as co-agent or co-agents, jointly with the Assignee, or to act as separate agent or agents on behalf of the Secured Parties with such power and authority as may be necessary for the effectual operation of the provisions hereof and may be specified in the instrument of appointment (which may, in the discretion of the Assignee, include provisions for the protection of such co-agent or separate agent similar to the provisions of this Section 5).
SECTION 6. Performance under Charters; No Duty of Inquiry. The Assignor hereby undertakes that, notwithstanding the assignment herein contained, it shall punctually perform all its obligations under all charters and contracts pertaining to the Vessel to which it is a party. It is hereby expressly agreed that, anything contained herein to the contrary notwithstanding, the Assignor shall remain liable under all charters and contracts pertaining to the Vessel to which it is a party and shall perform its obligations thereunder, and the Assignee shall have no obligation or liability under any such charter or contract by reason of or arising out of the assignment contained herein, nor shall the Assignee be required to assume or be obligated in any manner to perform or fulfill any obligation of the Assignor under or pursuant to any such charter or contract or to make any payment or make any inquiry as to the nature or sufficiency of any payment received by the Assignee, or to present or file any claim or to take
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any other action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled hereunder or pursuant hereto at any time or times.
SECTION 7. Requisition. The Assignor shall promptly notify the Assignee in writing of the commencement and termination of any period during which the Vessel may be requisitioned.
SECTION 8. Employment of Vessel. The Assignor hereby further covenants and undertakes to furnish promptly to the Assignee all such information as it may from time to time reasonably request regarding the employment, position and engagements of the Vessel.
SECTION 9. Negative Pledge. The Assignor does hereby warrant and represent that it has not transferred, assigned, pledged or otherwise disposed of, and hereby covenants that it shall not transfer, assign, pledge or otherwise dispose of, so long as this Assignment shall remain in effect, any of its right, title or interest in whole or in part to the moneys and claims hereby assigned to anyone other than the Assignee, and it shall not take or omit to take any action, the taking or omission of which might result in an alteration or impairment of the rights hereby assigned or any of the rights created in this Assignment.
SECTION 10. Power of Attorney. The Assignor does hereby irrevocably appoint and constitute the Assignee as the Assignor's true and lawful attorney-in-fact with full power (in the name of the Assignor or otherwise) should an Event of Default have occurred and be continuing to ask, require, demand, receive, compound and give acquittance for any and all moneys and claims for moneys assigned hereby, to endorse any checks or other instruments or orders in connection therewith, to file any claims or take any action or institute any proceedings which may be necessary or advisable and otherwise to do any and all things which the Assignor itself could do in relation to the property hereby assigned.
SECTION 11. UCC Filings. The Assignor does hereby authorize the Assignee to do all things which may be necessary or advisable in order to perfect or maintain the security interest granted by this Assignment including, but not limited to, filing any and all Uniform Commercial Code financing statements or continuations thereof. For the avoidance of doubt, nothing herein shall require the Assignee to file Uniform Commercial Code financing statements or continuations thereof or be responsible for maintaining the security interests purported to be created as described herein (except for the accounting of moneys actually received by it hereunder and under any other Pari Passu Document).
SECTION 12. Application of Proceeds. All moneys collected or received from time to time by the Assignee pursuant to this Assignment shall be applied as provided in the Security Agreement.
SECTION 13. Continuing Security. The security created by this Assignment (i) shall be held by the Assignee as a continuing security for the payment in full of the Pari Passu Obligations (other than any Pari Passu Obligations of ParentUDW), (ii) shall not be satisfied by an intermediate payment or satisfaction of any part of the amount hereby secured and (iii) shall be in addition to and shall not in any way be prejudiced or affected by any collateral or other
4

security now or hereafter held by the Assignee (for the benefit of the Secured Parties) for all or any part of the moneys hereby secured.
SECTION 14. Miscellaneous.
14.1  Further Assurances. The Assignor agrees that if this Assignment shall be, for any reason (including in the reasonable opinion of the Assignee based on the advice of counsel), insufficient in whole or in part to carry out the true intent and spirit hereof, it shall execute or cause to be executed such other documents or deliver or cause to be delivered such further instruments and documents as the Assignee may reasonably request or as may be necessary to obtain the full benefits of this Assignment and of the rights and powers herein granted to the Assignee including, without limitation, an alternative assignment.
14.2  Remedies Cumulative and Not Exclusive; No Waiver. Each and every right, power and remedy herein given to the Assignee shall be cumulative and shall be in addition to every other right, power and remedy of the Assignee now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy, whether herein given or otherwise existing, may be exercised from time to time, in whole or in part, and as often and in such order as may be deemed expedient by the Assignee, and the exercise or the beginning of the exercise of any right, power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No failure, delay or omission by the Assignee (on behalf of the Secured Parties) in the exercise of any right or power or in the pursuance of any remedy accruing upon any breach or default under any Pari Passu Document by the Assignor, the Borrowers or any other Borrower Subsidiary Grantor shall impair any such right, power or remedy or be construed to be a waiver of any such right, power or remedy or to be an acquiescence therein; nor shall the acceptance by the Assignee (on behalf of the Secured Parties) of any security or of any payment of or on account of any of the amounts due from the Assignor to the Assignee and maturing after any breach or default or of any payment on account of any past breach or default be construed to be a waiver of any right with respect to any future breach or default or of any past breach or default not completely cured thereby. In addition to the rights and remedies granted to it in this Assignment, the Assignee shall have rights and remedies of a secured party under the UCC.
14.3  Successors and Assigns. This Assignment and all obligations of the Assignor hereunder shall be binding upon the successors and assigns of the Assignor and shall, together with the rights and remedies of the Assignee hereunder, inure to the benefit of the Assignee, its respective successors and assigns.
14.4  Waiver; Amendment. None of the terms and conditions of this Assignment may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by the Assignor and the Assignee.
14.5  Invalidity. If any provision of this Assignment shall at any time, for any reason, be declared invalid, void or otherwise inoperative by a court of competent jurisdiction, such declaration or decision shall not affect the validity of any other provision or provisions of this Assignment, or the validity of this Assignment as a whole and, to the fullest extent permitted by law, the other provisions hereof shall remain in full force and effect in such jurisdiction and
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shall be liberally construed in favor of the Assignee in order to carry out the intentions of the parties hereto as nearly as may be possible. The invalidity and unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.
14.6  Notices. All notices, requests, demands and other communications to any party hereunder shall be in writing (including prepaid overnight courier, facsimile transmission, electronic transmission or similar writing) and shall be given to such party at the address, facsimile number or email address set forth below or at such other address or facsimile numbers as such party may hereafter specify for the purpose by notice to each other party hereto. Any notice sent by facsimile or electronic transmission shall be confirmed by letter dispatched as soon as practicable thereafter.
If to the Assignor:
[NAME]
c/o OCEAN RIG UDW INC.
Cyprus office, Tribune House
10 Skopa Street, CY1075
Nicosia, Cyprus
Facsimile No.: +357 22761542
Telephone No.: +357 22767515
Email: Law@kkgadvocates.com
Attention: Mr. Savvas Georghiades

If to the Assignee:
Deutsche Bank AG New York Branch
Trust and Agency Services
60 Wall Street, 27th Floor
Mail Stop: NYC60-2710
New York, New York 10005
USA
Attn: Corporate Team, Drillships Ocean Ventures
Facsimile No.: (732) 578-4635

Every notice or other communication shall, except so far as otherwise expressly provided by this Assignment, be deemed to have been received (provided that it is received prior to 5 p.m. New York City time; otherwise it shall be deemed to have been received on the next following Business Day) (i) if given by facsimile or electronic transmission, on the date of dispatch thereof (provided further that if the date of dispatch is not a Business Day in the locality of the party to whom such notice or demand is sent, it shall be deemed to have been received on the next following Business Day in such locality) or (ii) if given by mail, prepaid overnight courier or any other means, when received at the address specified in this Section or when delivery at such address is refused.
14.7  Electronic Delivery. Delivery of an executed copy of this Assignment by facsimile or electronic transmission shall be deemed as effective as delivery of an originally executed copy. In the event that the Assignor delivers an executed copy of this Assignment by
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facsimile or electronic transmission, the Assignor shall also deliver an originally executed copy as soon as practicable, but the failure of the Assignor to deliver an originally executed copy of this Assignment shall not affect the validity or effectiveness of this Assignment.
14.8 References. References herein to Sections, Exhibits and Schedules are to be construed as references to sections of, exhibits to, and schedules to, this Assignment, unless the context otherwise requires.
14.9 Headings.  In this Assignment, Section headings are inserted for convenience of reference only and shall not be taken into account in the interpretation of this Assignment.
14.10 Termination. This Assignment and the security interests granted herein shall terminate when all the Pari Passu Obligations (other than contingent indemnification obligations and obligations in respect of secured cash management services (including Secured Cash Management Obligations)) have been paid in full.
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SECTION 15. Applicable Law, Jurisdiction, Waivers, Joinders and Intercreditor Arrangements.
15.1  Governing Law; Jurisdiction; Consent to Service of Process. THIS ASSIGNMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS ASSIGNMENT SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE WHICH ARE LOCATED IN THE COUNTY OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS ASSIGNMENT, EACH PARTY HEREUNDER HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH OF THE PARTIES HEREUNDER HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER ANY PARTY HEREUNDER, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION PROCEEDING WITH RESPECT TO THIS ASSIGNMENT BROUGHT IN ANY OF THE AFOREMENTIONED COURTS, THAT SUCH COURTS LACK PERSONAL JURISDICTION OVER ANY PARTY HEREUNDER. EACH OF THE PARTIES HEREUNDER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, IN THE MANNER PROVIDED FOR NOTICES IN SECTION 14.6, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH DELIVERY. EACH OF THE PARTIES HEREUNDER HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT, THE PARI PASSU COLLATERAL AGENT, ANY LENDER OR THE HOLDERS OF THE OTHER PARI PASSU OBLIGATIONS TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY PARTY HEREUNDER IN ANY OTHER JURISDICTION.
15.2  WAIVER OF IMMUNITY. TO THE EXTENT THAT THE ASSIGNOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY, ON THE GROUNDS OF SOVEREIGNTY OR OTHERWISE, FROM ANY LEGAL ACTION, SUIT OR PROCEEDING, FROM SET-OFF OR COUNTERCLAIM, FROM THE COMPETENT JURISDICTION OF ANY COURT, FROM SERVICE OF PROCESS, FROM ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION, EXECUTION OF A JUDGMENT, OR FROM ANY OTHER LEGAL PROCESS OR REMEDY) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE ASSIGNOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS ASSIGNMENT.
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15.3 WAIVER OF JURY TRIAL. EACH OF THE ASSIGNOR AND THE ASSIGNEE HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY HERETO OR ANY BENEFICIARY HEREOF ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS ASSIGNMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE SEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 15.3.
15.4 Joinder Agreements. If at any time holders of Pari Passu Obligations wish to become a party hereto, such holders (or their applicable representatives or agents) shall execute a Joinder Agreement, substantially in the form of Exhibit 2 hereto, and shall thereafter for all purposes be Secured Parties hereunder and have the same rights, benefits and obligations as if they had been a Secured Party on the Effective Date.
15.5 INTERCREDITOR AGREEMENT GOVERNS. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, IN THE EVENT THAT THE INTERCREDITOR AGREEMENT IS ENTERED INTO, THE SECURITY INTERESTS CREATED HEREUNDER AND THE EXERCISE OF ANY RIGHT OR REMEDY (INCLUDING THE DISPOSITION OF ANY COLLATERAL) BY THE PARI PASSU COLLATERAL AGENT OR THE OTHER SECURED PARTIES HEREUNDER, WILL BE SUBJECT TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT, AND IN THE EVENT OF ANY CONFLICT OR INCONSISTENCY BETWEEN THE PROVISIONS OF THE INTERCREDITOR AGREEMENT AND THIS ASSIGNMENT, THE PROVISIONS OF THE INTERCREDITOR AGREEMENT SHALL CONTROL.
[Signature page follows]
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IN WITNESS WHEREOF, the Assignor has caused this Assignment to be executed and delivered on the day and year first above written.
[ASSIGNOR]
By	_______________________________________
Name: Title:
10

EXHIBIT 1
EARNINGS ASSIGNMENT NOTICE
TO:
TAKE NOTICE:
(a)  that by an Assignment of Earnings dated as of [DATE] made by us to DEUTSCHE BANK AG NEW YORK BRANCH, as Pari Passu Collateral Agent (the "Assignee"), we, the [sole owner][bareboat charterer] of the [JURISDICTION] registered vessel [VESSEL] (the "Vessel"), Official No. [NUMBER], have assigned to the Assignee as from the date hereof a security interest in all our right, title and interest in and to:
(i)            any moneys whatsoever payable to us under any bareboat, time or voyage charter, contract of affreightment or other contract for the use or employment of the Vessel, all freights, hires, passage moneys and all other rights and benefits whatsoever accruing to us thereunder, including (but without prejudice to the generality of the foregoing) all claims for damages in respect of any breach by any charterer or other party thereto of any such bareboat, time or voyage charter, contract of affreightment or other contract for the use or employment of the Vessel; and
(ii)            all freights, hires, passage moneys or other compensation payable to us in the event of the requisition of the Vessel for title or hire, remuneration for salvage and towage services, demurrage and detention moneys and any other earnings whatsoever due or to become due to us arising from the use or employment of the Vessel; and
(b) that you are hereby irrevocably authorized and instructed to pay as from the date hereof all of such aforesaid moneys to the Assignee to the following account: Account no. [•] in the name of [•] with [•].
DATED: [DATE]
[ASSIGNOR]
By
Name: Title:

EXHIBIT 2
[FORM OF] JOINDER AGREEMENT
JOINDER AGREEMENT dated as of [●], 20[●] (this "Joinder Agreement") is delivered pursuant to that certain ASSIGNMENT OF EARNINGS dated as of [●] (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the "Assignment"), given by [Assignor], as Assignor, in favor of Deutsche Bank AG New York Branch, as Pari Passu Collateral Agent, as Assignee, with respect to [Vessel]. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Assignment.
WHEREAS, Section 15.4 of the Assignment provides that holders of Pari Passu Obligations may, by execution of a joinder agreement in the form of this Joinder Agreement, become parties to the Assignment and, thereafter, for all purposes be Secured Parties under the Assignment and have the same rights, benefits and obligations as if they had been Secured Parties on the Effective Date.
WHEREAS, [insert parties to new Pari Passu Obligations agreement] have entered into that certain [insert title of the new Pari Passu Obligations agreement] dated as of [●], 20[●] (as it may be amended, restated, amended and restated, replaced, refinanced, supplemented or otherwise modified from time to time, the "New Pari Passu Obligations Agreement").
WHEREAS, in accordance with the foregoing, by execution and delivery hereof by [insert the name of the agent for the secured parties under the New Pari Passu Obligations Agreement] (the "New Pari Passu Obligations Agent"), for itself and as agent for the other [[Secured Parties][insert appropriate defined term]] under and as defined in the New Pari Passu Obligations Agreement (the New Pari Passu Obligations Agent, together with such [[Secured Par-ties][insert appropriate defined term]], the "New Pari Passu Obligations Secured Parties"), the New Pari Passu Obligations Secured Parties shall become bound by the terms of the Assignment in the same capacity and to the same extent as the Secured Parties (as such term is used in the Assignment) immediately prior to giving effect to this Joinder Agreement.
NOW THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agree as follows:
SECTION 1.
(a)            Pursuant to Section 15.4 of the Assignment, the New Pari Passu Obligations Agent hereby binds itself and each of the other New Pari Passu Obligations Secured Parties to the terms of the Assignment. The Assignment is hereby incorporated by reference. This Joinder Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
(b)            The New Pari Passu Obligations Agent, the Assignee and the Assignor, by their execution of this Joinder Agreement, hereby certify, acknowledge, agree and confirm that, effective as of the date first written above:

(i)          the New Pari Passu Obligations Secured Parties shall be "Secured Parties" for all purposes of the Assignment from and after the date hereof;
(ii)        the New Pari Passu Obligations Agreement, together with the [[Loan Documents][insert appropriate defined term]] as defined in the New Pari Passu Obligations Agreement, shall be "Pari Passu Documents" for all purposes of the Assignment from and after the date hereof; and
(iii)       the [[Obligations][insert appropriate defined term]] under and as defined in the New Pari Passu Obligations Agreement shall be "Pari Passu Obligations" for all purposes of the Assignment from and after the date hereof.
SECTION 2.
(a)            The New Pari Passu Obligations Agent hereby represents and warrants to the Assignor and the Assignee that (i) it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to enter into and perform its obligations under this Joinder Agreement, (ii) this Joinder Agreement has been duly executed and delivered by it and constitutes a legal, valid and binding obligation of it, enforceable in accordance with its terms and (iii) it is authorized under the New Pari Passu Obligations Agreement to enter into this Joinder Agreement.
(b)            The Assignor hereby represents and warrants to the Assignee and the New Pari Passu Obligations Agent that (i) it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to enter into and perform its obligations under this Joinder Agreement, (ii) this Joinder Agreement has been duly executed and delivered by it and constitutes a legal, valid and binding obligation of it, enforceable in accordance with its terms and (iii) the execution, delivery and performance by it of this Joinder Agreement (A) do not require any consent or approval of, registration or filing with or any other action by any governmental authority and (B) will not violate any applicable law or regulation or its charter, by-laws or other organizational documents or any order of any governmental authority or any indenture, agreement or other instrument binding upon it.
SECTION 3. The New Pari Passu Obligations Agent, on behalf of itself and the other New Pari Passu Obligations Secured Parties, hereby appoints Deutsche Bank AG New York Branch to act as Pari Passu Collateral Agent on behalf of the New Pari Passu Obligations Secured Parties under the Assignment.
SECTION 4. This Joinder Agreement shall become effective when it shall have been duly executed by the New Pari Passu Obligations Agent and the Assignor and acknowledged by the Assignee. This Joinder Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Joinder Agreement by facsimile transmission or other electronic method shall be effective as delivery of a manually signed counterpart of this Joinder Agreement.
SECTION 5. Except as expressly modified hereby, the Assignment shall remain in full force and effect.

SECTION 6. THIS JOINDER AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Joinder Agreement as of the day and year first above written.
[ ], as New Pari Passu Obligations Agent

By	___________________________________
Name: Title:

[ ], as Assignor
By	___________________________________
Name: Title:

Acknowledged and Accepted by:

DEUTSCHE BANK AG NEW YORK BRANCH,
as Assignee

By:  ______________________________________
Name:
Title:

EXHIBIT III to the
 Pledge and Security Agreement

[FORM OF] ASSIGNMENT OF INSURANCES
given by
[ASSIGNOR],
 as Assignor,
in favor of
DEUTSCHE BANK AG NEW YORK BRANCH,
as Pari Passu Collateral Agent,
as Assignee

[DATE]
[VESSEL]

EXHIBIT III
ASSIGNMENT OF INSURANCES
[VESSEL]
THIS ASSIGNMENT OF INSURANCES (this "Assignment"), dated as of [DATE], is made by [ASSIGNOR], a [TYPE OF ORGANIZATION] organized and existing under the laws of [JURISDICTION] with its registered offices at [ADDRESS] (the "Assignor"), in favor of DEUTSCHE BANK AG NEW YORK BRANCH, a New York banking corporation, as Pari Passu Collateral Agent (together with its successors and assigns, in such capacity, the "Assignee"), for and on behalf of the Secured Parties.
W I T N E S S E T H T H A T :
WHEREAS:
(A)            [OWNER] is the sole owner of the whole of the [JURISDICTION] registered vessel [NAME] (the "Vessel"), Official No. [NUMBER][, and Assignor is [the direct][an indirect] [parent company][subsidiary] of [OWNER] and holds rights to Insurances (as defined below) in respect of the Vessel];1
(B)            Reference is made to the Credit Agreement dated as of July 25, 2014 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement") among Ocean Rig UDW Inc., a Marshall Islands corporation ("Parent"), Drillships Ocean Ventures Inc., a Marshall Islands corporation (the "Borrower"), Drillships Ventures Projects Inc., a Delaware corporation ("Finco" and, together with the Borrower, the "Borrowers"), the lenders from time to time party thereto and Deutsche Bank AG New York Branch as Administrative Agent and Pari Passu Collateral Agent, which provides for the incurrence of the Loans and permits the Borrowers to incur other Pari Passu Obligations subject to certain terms and conditions (the trustee or agent of which shall, upon the execution of a Joinder Agreement, become a party hereto on behalf of the holders or lenders of such other Pari Passu Obligations);
(C)            Pursuant to the Pari Passu Documents, the Assignor has, jointly and severally with certain other Borrower Subsidiary Grantors, guaranteed the punctual payment, performance and observance when due of the obligations of the Borrowers under and in connection with the Pari Passu Obligations, including, but not limited to, the Borrowers' obligation to pay the principal of, and premium and interest on, the Loans, as provided in the Credit Agreement and the other Pari Passu Obligations as provided in the Pari Passu Documents and has agreed to execute an insurances assignment in favor of the Assignee as security for the payment or performance, as the case may be, of the Pari Passu Obligations (other than any Pari Passu Obligations of ParentUDW);
(D)            As a condition precedent to the making of the Loans by the Lenders, each Grantor has executed and delivered that certain Pledge and Security Agreement dated July 25, 2014, among Parent, the Borrowers, certain subsidiaries of the Borrower party thereto and the
___________________________________________________
1 Revise as necessary to reflect structure.

Assignee (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Security Agreement");
(E)            The Assignor is a wholly-owned subsidiary of the Borrower, will derive substantial direct and indirect benefits from the transactions contemplated by the Pari Passu Documents, as applicable, and is willing to execute and deliver this Assignment in accordance with the terms of the Pari Passu Documents, as applicable; and
(F)            The Assignor has given this Assignment as security for all of the Pari Passu
 Obligations under the Pari Passu Documents.
NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged by the Assignor, the Assignor hereby agrees as follows:
SECTION 1. Defined Terms. Except as otherwise defined herein, terms defined in the Security Agreement shall have the same meanings when used herein.
SECTION 2. Grant of Security. As security for the payment and performance of the Pari Passu Obligations (other than the Pari Passu Obligations of ParentUDW), the Assignor, as legal and beneficial owner, does hereby assign, transfer and set over unto the Assignee, for the benefit of the Secured Parties, and does hereby grant the Assignee a security interest in, all of the Assignor's right, title and interest in, to and under all policies and contracts of insurance, including the Assignor's rights under all entries in any Protection and Indemnity or War Risk Association or Club, which are from time to time taken out by or for the Assignor in respect of the Vessel, her hull, machinery, freights, disbursements, profits or otherwise, and all the benefits thereof including, without limitation, all claims of whatsoever nature, as well as return premiums (all of which are herein collectively called the "Insurances"), and in and to all moneys, claims for moneys and all other sums whatsoever due or to become due in connection therewith and all other rights of the Assignor under or in respect of said Insurances and all proceeds of all of the foregoing.
SECTION 3. Loss Payable Clauses. The Assignor shall ensure that: (1) all Insurances, except entries in Protection and Indemnity Associations or Clubs or insurances effected in lieu of such entries, relating to the Vessel shall contain a loss payable and notice of cancellation clause in substantially the form annexed hereto as Exhibit 1.
(2)  All entries in Protection and Indemnity Associations or Clubs or insurances effected in lieu of such entries relating to the Vessel shall contain a loss payable and notice of cancellation clause in substantially the form annexed hereto as Exhibit 2.
SECTION 4. Covenants and Undertakings; Notices. The Assignor hereby covenants with the Assignee that: (1) It shall do or permit to be done each and every act or thing which the Assignee may from time to time reasonably request to be done or that may be necessary for the purpose of enforcing the Assignee's rights under this Assignment and shall allow its name to be used as and when required by the Assignee for that purpose; and
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(2)  It shall forthwith give notice in the form annexed hereto as Exhibit 3, or cause its insurance brokers to give notice, of this Assignment to all insurers, underwriters, clubs and associations providing insurance in connection with the Vessel and her earnings and ensure that such notice is endorsed on all the policies and entries of insurances in respect of the Vessel and her earnings.
SECTION 5.  Concerning the Assignee.
5.1 The provisions of Section 9 of the Credit Agreement and Section 5.14 of the Security Agreement are incorporated herein by reference as if fully restated herein and shall inure to the benefit of the Assignee in respect of this Assignment and shall be binding upon the parties to the Pari Passu Documents in such respect.
5.2 The Assignee is authorized to take all such action as is provided to be taken by it as Assignee hereunder and under any other Collateral Agreement and all other action incidental thereto. As to any matters not expressly provided for herein, the Assignee shall act or refrain from acting in accordance with written instructions from the Directing Party.
5.3 The Assignee shall not be responsible for the existence, genuineness or value of any of the property hereby assigned or for the validity, perfection, continuation, priority or enforceability of the lien of this Assignment on any of the property hereby assigned, including without limitation the filing, form, content or renewal of UCC financing statements, this Assignment or similar documents or instruments, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder. The Assignee shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Assignment by the Assignor.
5.4 The Assignee will be entitled to rely on information from (A) its own records for information as to the holders of the Pari Passu Obligations, their holdings in the Pari Passu Obligations and actions taken by them, (B) any holder of Pari Passu Obligations for information as to its holdings in the Pari Passu Obligations and actions taken by it, to the extent that the Assignee has not obtained such information from the foregoing sources, and (C) Assignor, to the extent that the Assignee has not obtained information from the foregoing sources.
5.5 With prior written notice to the Assignor, to the extent practicable, any time or times, in order to comply with any legal requirement, the Assignee may appoint another bank or trust company or one or more other Persons, either to act as co-agent or co-agents, jointly with the Assignee, or to act as separate agent or agents on behalf of the Secured Parties with such power and authority as may be necessary for the effectual operation of the provisions hereof and may be specified in the instrument of appointment (which may, in the discretion of the Assignee, include provisions for the protection of such co-agent or separate agent similar to the provisions of this Section 5).
SECTION 6. No Duty of Inquiry. The Assignee shall not be obliged to make any inquiry as to the nature or sufficiency of any payment received by it hereunder or to make any claim or take any other action to collect any moneys or to enforce any rights and benefits hereby assigned to the Assignee or to which the Assignee may at any time be entitled hereunder
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except such reasonable action as may be requested by any lender, underwriter, association or club. The Assignor shall remain liable to perform all of its obligations in relation to the property hereby assigned and the Assignee shall be under no obligation of any kind whatsoever in respect thereof or be under any liability whatsoever (including, without limitation, any obligation or liability with respect to the payment of premiums, calls, assessments or any other sums at any time due and owing in respect of the Insurances) in the event of any failure by the Assignor to perform such obligations.
SECTION 7. Requisition. The Assignor shall promptly notify the Assignee in writing of the commencement and termination of any period during which the Vessel may be requisitioned.
SECTION 8. Employment of Vessel. The Assignor hereby further covenants and undertakes to furnish promptly to the Assignee all such information as it may from time to time reasonably request regarding the employment, position and engagements of the Vessel.
SECTION 9. Negative Pledge. The Assignor does hereby warrant and represent that it has not transferred, assigned, pledged or otherwise disposed of, and hereby covenants that it shall not transfer, assign, pledge or otherwise dispose of, so long as this Assignment shall remain in effect, any of its right, title or interest in whole or in part to the moneys and claims hereby assigned to anyone other than the Assignee, and it shall not take or omit to take any action, the taking or omission of which might result in an alteration or impairment of the rights hereby assigned or any of the rights created in this Assignment.
SECTION 10. Power of Attorney. The Assignor does hereby irrevocably appoint and constitute the Assignee as the Assignor's true and lawful attorney-in-fact with full power (in the name of the Assignor or otherwise) should an Event of Default have occurred and be continuing to ask, require, demand, receive, compound and give acquittance for any and all moneys and claims for moneys assigned hereby, to endorse any checks or other instruments or orders in connection therewith, to file any claims or take any action or institute any proceedings which may be necessary or advisable and otherwise to do any and all things which the Assignor itself could do in relation to the property hereby assigned.
SECTION 11. UCC Filings. The Assignor does hereby authorize the Assignee to do all things which may be necessary or advisable in order to perfect or maintain the security interest granted by this Assignment including, but not limited to, filing any and all Uniform Commercial Code financing statements or continuations thereof. For the avoidance of doubt, nothing herein shall require the Assignee to file Uniform Commercial Code financing statements or continuations thereof or be responsible for maintaining the security interests purported to be created as described herein (except for the accounting of moneys actually received by it hereunder and under any other Pari Passu Document).
SECTION 12. Application of Proceeds. All moneys collected or received from time to time by the Assignee pursuant to this Assignment shall be applied as provided in the Security Agreement.
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SECTION 13. Continuing Security. The security created by this Assignment (i) shall be held by the Assignee as a continuing security for the payment in full of the Pari Passu Obligations (other than any Pari Passu Obligations of ParentUDW), (ii) shall not be satisfied by an intermediate payment or satisfaction of any part of the amount hereby secured and (iii) shall be in addition to and shall not in any way be prejudiced or affected by any collateral or other security now or hereafter held by the Assignee (for the benefit of the Secured Parties) for all or any part of the moneys hereby secured.
SECTION 14. Miscellaneous.
14.1 Further Assurances. The Assignor agrees that if this Assignment shall be, for any reason (including in the reasonable opinion of the Assignee based on the advice of counsel), insufficient in whole or in part to carry out the true intent and spirit hereof, it shall execute or cause to be executed such other documents or deliver or cause to be delivered such further instruments and documents as the Assignee may reasonably request or as may be necessary to obtain the full benefits of this Assignment and of the rights and powers herein granted to the Assignee including, without limitation, an alternative assignment.
14.2 Remedies Cumulative and Not Exclusive; No Waiver. Each and every right, power and remedy herein given to the Assignee shall be cumulative and shall be in addition to every other right, power and remedy of the Assignee now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy, whether herein given or otherwise existing, may be exercised from time to time, in whole or in part, and as often and in such order as may be deemed expedient by the Assignee, and the exercise or the beginning of the exercise of any right, power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No failure, delay or omission by the Assignee (on behalf of the Secured Parties) in the exercise of any right or power or in the pursuance of any remedy accruing upon any breach or default under any Pari Passu Document by the Assignor, the Borrowers or any other Borrower Subsidiary Grantor shall impair any such right, power or remedy or be construed to be a waiver of any such right, power or remedy or to be an acquiescence therein; nor shall the acceptance by the Assignee (on behalf of the Secured Parties) of any security or of any payment of or on account of any of the amounts due from the Assignor to the Assignee and maturing after any breach or default or of any payment on account of any past breach or default be construed to be a waiver of any right with respect to any future breach or default or of any past breach or default not completely cured thereby. In addition to the rights and remedies granted to it in this Assignment, the Assignee shall have rights and remedies of a secured party under the UCC.
14.3 Successors and Assigns. This Assignment and all obligations of the Assignor hereunder shall be binding upon the successors and assigns of the Assignor and shall, together with the rights and remedies of the Assignee hereunder, inure to the benefit of the Assignee, its respective successors and assigns.
14.4 Waiver; Amendment. None of the terms and conditions of this Assignment may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by the Assignor and the Assignee.
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14.5 Invalidity. If any provision of this Assignment shall at any time, for any reason, be declared invalid, void or otherwise inoperative by a court of competent jurisdiction, such declaration or decision shall not affect the validity of any other provision or provisions of this Assignment, or the validity of this Assignment as a whole and, to the fullest extent permitted by law, the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Assignee in order to carry out the intentions of the parties hereto as nearly as may be possible. The invalidity and unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.
14.6 Notices. All notices, requests, demands and other communications to any party hereunder shall be in writing (including prepaid overnight courier, facsimile transmission, electronic transmission or similar writing) and shall be given to such party at the address, facsimile number or email address set forth below or at such other address or facsimile numbers as such party may hereafter specify for the purpose by notice to each other party hereto. Any notice sent by facsimile or electronic transmission shall be confirmed by letter dispatched as soon as practicable thereafter.
If to the Assignor:

[NAME]
c/o OCEAN RIG UDW INC.
Cyprus office, Tribune House
10 Skopa Street, CY1075
Nicosia, Cyprus
Facsimile No.: +357 22761542
Telephone No.: +357 22767515
Email: Law@kkgadvocates.com
Attention: Mr. Savvas Georghiades

If to the Assignee:

Deutsche Bank AG New York Branch
Trust and Agency Services
60 Wall Street, 27th Floor
Mail Stop: NYC60-2710
New York, New York 10005
USA
Attn: Corporate Team, Drillships Ocean Ventures
Facsimile No.: (732) 578-4635

Every notice or other communication shall, except so far as otherwise expressly provided by this Assignment, be deemed to have been received (provided that it is received prior to 5 p.m. New York City time; otherwise it shall be deemed to have been received on the next following Business Day) (i) if given by facsimile or electronic transmission, on the date of dispatch thereof (provided further that if the date of dispatch is not a Business Day in the locality of the party to whom such notice or demand is sent, it shall be deemed to have been received on the next following Business Day in such locality) or (ii) if given by mail, prepaid overnight courier or any
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other means, when received at the address specified in this Section or when delivery at such address is refused.
14.7 Electronic Delivery. Delivery of an executed copy of this Assignment by facsimile or electronic transmission shall be deemed as effective as delivery of an originally executed copy. In the event that the Assignor delivers an executed copy of this Assignment by facsimile or electronic transmission, the Assignor shall also deliver an originally executed copy as soon as practicable, but the failure of the Assignor to deliver an originally executed copy of this Assignment shall not affect the validity or effectiveness of this Assignment.
14.8 References. References herein to Sections, Exhibits and Schedules are to be construed as references to sections of, exhibits to, and schedules to, this Assignment, unless the context otherwise requires.
14.9 Headings.  In this Assignment, Section headings are inserted for convenience of reference only and shall not be taken into account in the interpretation of this Assignment.
14.10 Termination. This Assignment and the security interests granted herein shall terminate when all the Pari Passu Obligations (other than contingent indemnification obligations and obligations in respect of secured cash management services (including Secured Cash Management Obligations)) have been paid in full.
SECTION 15. Applicable Law, Jurisdiction, Waivers, Joinders and Intercreditor Arrangements.
15.1 Governing Law; Jurisdiction; Consent to Service of Process. THIS ASSIGNMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS ASSIGNMENT SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE WHICH ARE LOCATED IN THE COUNTY OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS ASSIGNMENT, EACH PARTY HEREUNDER HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH OF THE PARTIES HEREUNDER HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER ANY PARTY HEREUNDER, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION PROCEEDING WITH RESPECT TO THIS ASSIGNMENT BROUGHT IN ANY OF THE AFOREMENTIONED COURTS, THAT SUCH COURTS LACK PERSONAL JURISDICTION OVER ANY PARTY HEREUNDER. EACH OF THE PARTIES HEREUNDER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, IN THE MANNER PROVIDED FOR NOTICES IN
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SECTION 14.6, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH DELIVERY. EACH OF THE PARTIES HEREUNDER HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT, THE PARI PASSU COLLATERAL AGENT, ANY LENDER OR THE HOLDERS OF THE OTHER PARI PASSU OBLIGATIONS TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY PARTY HEREUNDER IN ANY OTHER JURISDICTION.
15.2 WAIVER OF IMMUNITY. TO THE EXTENT THAT THE ASSIGNOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY, ON THE GROUNDS OF SOVEREIGNTY OR OTHERWISE, FROM ANY LEGAL ACTION, SUIT OR PROCEEDING, FROM SET-OFF OR COUNTERCLAIM, FROM THE COMPETENT JURISDICTION OF ANY COURT, FROM SERVICE OF PROCESS, FROM ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION, EXECUTION OF A JUDGMENT, OR FROM ANY OTHER LEGAL PROCESS OR REMEDY) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE ASSIGNOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS ASSIGNMENT.
15.3 WAIVER OF JURY TRIAL. EACH OF THE ASSIGNOR AND THE ASSIGNEE HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY HERETO OR ANY BENEFICIARY HEREOF ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS ASSIGNMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE SEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 15.3.
15.4 Joinder Agreements. If at any time holders of Pari Passu Obligations wish to become a party hereto, such holders (or their applicable representatives or agents) shall execute a Joinder Agreement, substantially in the form of Exhibit 4 hereto, and shall thereafter for all purposes be Secured Parties hereunder and have the same rights, benefits and obligations as if they had been a Secured Party on the Effective Date.
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15.5 INTERCREDITOR AGREEMENT GOVERNS. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, IN THE EVENT THAT THE INTERCREDITOR AGREEMENT IS ENTERED INTO, THE SECURITY INTERESTS CREATED HEREUNDER AND THE EXERCISE OF ANY RIGHT OR REMEDY (INCLUDING THE DISPOSITION OF ANY COLLATERAL) BY THE PARI PASSU COLLATERAL AGENT OR THE OTHER SECURED PARTIES HEREUNDER, WILL BE SUBJECT TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT, AND IN THE EVENT OF ANY CONFLICT OR INCONSISTENCY BETWEEN THE PROVISIONS OF THE INTERCREDITOR AGREEMENT AND THIS ASSIGNMENT, THE PROVISIONS OF THE INTERCREDITOR AGREEMENT SHALL CONTROL.
[Signature page follows]
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IN WITNESS WHEREOF, the Assignor has caused this Assignment to be executed and delivered on the day and year first above written.
[ASSIGNOR]
By
Name: Title:

[Signature page to Assignment of Insurances ([•])]

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EXHIBIT 1
LOSS PAYABLE CLAUSE
Hull and Machinery (Marine & War Risks)
In the event of the actual total loss or agreed, compromised or constructive total loss or requisition for title or other compulsory acquisition of the Vessel and claims payable in respect of a major casualty, that is to say any claim (or the aggregate of which) exceeding US$15,000,000 payment shall be made to Deutsche Bank AG New York Branch, as Pari Passu Collateral Agent (the "Mortgagee"). All other claims, unless and until the insurers have received notice from the Mortgagee of an Event of Default that is unremedied under the Credit Agreement in which event all claims shall be payable to the Mortgagee up to the Secured Parties, shall be released directly for the repair, salvage or other charges involved or to the Assignor (as the case may be) as reimbursement if it has fully repaired the damage and paid all of the salvage or other charges or otherwise in respect of the Assignor's actual costs in connection with repair, salvage and/or other charges. Any amounts paid to the Assignor directly shall be paid to the following account: Account no. [•] in the name of [•] with [•].
The Mortgagee shall be advised:
(1)            Immediately of any material changes which are proposed to be made in terms of the insurances or if the underwriters cease to be underwriters for any purposes connected with the insurances;
(2)            Not later than fourteen (14) days or prior to the expiry of any of the insurances if instructions have not been received for the renewal or further renewal thereof and in the event of instructions being received to renew or further to renew of the details thereof; and
(3)            Immediately of any instructions or notices received by the insurer with regard to the cancellation or invalidity of any of the insurances.

EXHIBIT 2
LOSS PAYABLE CLAUSE
Protection and Indemnity
It is noted that
Deutsche Bank AG New York Branch, as Pari Passu Collateral Agent
is interested as first preferred Mortgagee in the vessel and that by an assignment in writing all benefits under the Policy have been assigned to the Mortgagee. Claims payable hereunder shall be payable to the Owner or to its order until such time as notice in writing is received from the Mortgagee that the Owner is in default under the above mentioned Mortgage. All recoveries thereafter shall be payable to the Mortgagee, or to its order, provided always that the insurer is free to make payments in discharge of any guarantee issued in favor of third parties and further to make payments directly to a third party in discharge of a claim against the Owner and/or the Association.
The Mortgagee shall be advised:
(1)            Immediately of any material changes which are proposed to be made in terms of the insurances or if the underwriters cease to be underwriters for any purposes connected with the insurances;
(2)            Not later than fourteen (14) days or prior to the expiry of any of the insurances if instructions have not been received for the renewal or further renewal thereof and in the event of instructions being received to renew or further to renew of the details thereof; and
(3)            Immediately of any instructions or notices received by the insurer with regard to the cancellation or invalidity of any of the insurances.

EXHIBIT 3
NOTICE OF ASSIGNMENT OF INSURANCES
TO:
TAKE NOTICE:
(a)	that by an Assignment of Insurances dated as of July [•], 2014 made by us to Deutsche Bank AG New York Branch, as Pari Passu Collateral Agent (the "Assignee"), a copy of which is attached hereto, we have assigned to the Assignee from and including the date hereof, inter alia, all our right, title and interest in, to and under all policies and contracts of insurance, including our rights under all entries in any Protection and Indemnity or War Risk Association or Club, which are from time to time taken out by us in respect of the [JURISDICTION] registered vessel [NAME] (the "Vessel"), Official No. [NUMBER], and its earnings and all the benefits thereof including all claims of whatsoever nature (all of which together are hereinafter called the "Insurances").
(b)	that all claims related to the event of the actual total loss or agreed, compromised or constructive total loss or requisition for title or other compulsory acquisition of the Vessel and claims payable in respect of a major casualty, that is to say any claim (or the aggregate of which) exceeding US$15,000,000 payment shall be made to the Assignee. All other claims, unless and until the insurers have received notice from the Assignee of an Event of Default that is unremedied under the Credit Agreement in which event all claims shall be payable to the Assignee to the Secured Parties up to their mortgage interest, shall be released directly for the repair, salvage or other charges involved or to the Assignor (as the case may be) as reimbursement if it has fully repaired the damage and paid all of the salvage or other charges or otherwise in respect of the Assignor's actual costs in connection with repair, salvage and/or other charges. Any payments made directly to the Assignor shall be paid to the following account: Account no. [•] in the name of [•] with [•].
(c)	that you are hereby irrevocably authorized and instructed to pay as from the date hereof all payments under
(i)	all Insurances, except entries in Protection and Indemnity Associations or Clubs or insurances effected in lieu of such entries, relating to the Vessel in accordance with the loss payable clause in Exhibit 1 of the Assignment of Insurances; and
(ii)	all entries in Protection and Indemnity Associations or Clubs or insurances affected in lieu of such entries relating to the Vessel in accordance with the loss payable clause in Exhibit 2 of the Assignment of Insurances.
(d)	that you are hereby instructed to endorse the assignment, notice of which is given to you herein, on all policies or entries relating to the Vessel.
[Signature page follows]

DATED: [DATE]
[ASSIGNOR]
By
Name: Title:

We hereby acknowledge receipt of the foregoing Notice of Assignment and agree to act in accordance with the terms thereof:
By ____________________________________
 Name:
 Title:

EXHIBIT 4
[FORM OF] JOINDER AGREEMENT
JOINDER AGREEMENT dated as of [●], 20[●] (this "Joinder Agreement") is delivered pursuant to that certain ASSIGNMENT OF INSURANCES dated as of [●] (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the "Assignment"), given by [Assignor], as Assignor, in favor of Deutsche Bank AG New York Branch, as Pari Passu Collateral Agent, as Assignee, with respect to [Vessel]. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Assignment.
WHEREAS, Section 15.4 of the Assignment provides that holders of Pari Passu Obligations may, by execution of a joinder agreement in the form of this Joinder Agreement, become parties to the Assignment and, thereafter, for all purposes be Secured Parties under the Assignment and have the same rights, benefits and obligations as if they had been Secured Parties on the Effective Date.
WHEREAS, [insert parties to new Pari Passu Obligations agreement] have entered into that certain [insert title of the new Pari Passu Obligations agreement] dated as of [●], 20[●] (as it may be amended, restated, amended and restated, replaced, refinanced, supplemented or otherwise modified from time to time, the "New Pari Passu Obligations Agreement").
WHEREAS, in accordance with the foregoing, by execution and delivery hereof by [insert the name of the agent for the secured parties under the New Pari Passu Obligations Agreement] (the "New Pari Passu Obligations Agent"), for itself and as agent for the other [[Secured Parties][insert appropriate defined term]] under and as defined in the New Pari Passu Obligations Agreement (the New Pari Passu Obligations Agent, together with such [[Secured Par-ties][insert appropriate defined term]], the "New Pari Passu Obligations Secured Parties"), the New Pari Passu Obligations Secured Parties shall become bound by the terms of the Assignment in the same capacity and to the same extent as the Secured Parties (as such term is used in the Assignment) immediately prior to giving effect to this Joinder Agreement.
NOW THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agree as follows:
SECTION 1.
(a)            Pursuant to Section 15.4 of the Assignment, the New Pari Passu Obligations Agent hereby binds itself and each of the other New Pari Passu Obligations Secured Parties to the terms of the Assignment. The Assignment is hereby incorporated by reference. This Joinder Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
(b)            The New Pari Passu Obligations Agent, the Assignee and the Assignor, by their execution of this Joinder Agreement, hereby certify, acknowledge, agree and confirm that, effective as of the date first written above:

(i)            the New Pari Passu Obligations Secured Parties shall be "Secured Parties" for all purposes of the Assignment from and after the date hereof;
(ii)          the New Pari Passu Obligations Agreement, together with the [[Loan Documents][insert appropriate defined term]] as defined in the New Pari Passu Obligations Agreement, shall be "Pari Passu Documents" for all purposes of the Assignment from and after the date hereof; and
(iii)         the [[Obligations][insert appropriate defined term]] under and as defined in the New Pari Passu Obligations Agreement shall be "Pari Passu Obligations" for all purposes of the Assignment from and after the date hereof.
SECTION 2.
(a)            The New Pari Passu Obligations Agent hereby represents and warrants to the Assignor and the Assignee that (i) it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to enter into and perform its obligations under this Joinder Agreement, (ii) this Joinder Agreement has been duly executed and delivered by it and constitutes a legal, valid and binding obligation of it, enforceable in accordance with its terms and (iii) it is authorized under the New Pari Passu Obligations Agreement to enter into this Joinder Agreement.
(b)            The Assignor hereby represents and warrants to the Assignee and the New Pari Passu Obligations Agent that (i) it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to enter into and perform its obligations under this Joinder Agreement, (ii) this Joinder Agreement has been duly executed and delivered by it and constitutes a legal, valid and binding obligation of it, enforceable in accordance with its terms and (iii) the execution, delivery and performance by it of this Joinder Agreement (A) do not require any consent or approval of, registration or filing with or any other action by any governmental authority and (B) will not violate any applicable law or regulation or its charter, by-laws or other organizational documents or any order of any governmental authority or any indenture, agreement or other instrument binding upon it.
SECTION 3. The New Pari Passu Obligations Agent, on behalf of itself and the other New Pari Passu Obligations Secured Parties, hereby appoints Deutsche Bank AG New York Branch to act as Pari Passu Collateral Agent on behalf of the New Pari Passu Obligations Secured Parties under the Assignment.
SECTION 4. This Joinder Agreement shall become effective when it shall have been duly executed by the New Pari Passu Obligations Agent and the Assignor and acknowledged by the Assignee. This Joinder Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Joinder Agreement by facsimile transmission or other electronic method shall be effective as delivery of a manually signed counterpart of this Joinder Agreement.

SECTION 5. Except as expressly modified hereby, the Assignment shall remain in full force and effect.
SECTION 6. THIS JOINDER AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Joinder Agreement as of the day and year first above written.
[ ], as New Pari Passu Obligations Agent

By
Name: Title:

[ ], as Assignor
By
Name: Title:

Acknowledged and Accepted by:

DEUTSCHE BANK AG NEW YORK BRANCH,
as Assignee

By:  ______________________________________
Name:
Title:

Exhibit IV to the
Pledge and Security Agreement

Dated                                                       2014
OCEAN RIG BLOCK 33 BRASIL COÖPERATIEF U.A.
and
OCEAN RIG BLOCK 33 BRASIL B.V.
 as Chargors
and
DEUTSCHE BANK AG NEW YORK BRANCH
 as Pari Passu Collateral Agent

_________________________________________
ACCOUNTS SECURITY DEED
_________________________________________

SCHEDULE 1 -NOTICE TO ACCOUNT BANK	12
SCHEDULE 2 - ACKNOWLEDGMENT FROM ACCOUNT BANK	14

THIS DEED OF CHARGE is made on                                   2014
BETWEEN
(1)	OCEAN RIG BLOCK 33 BRASIL COÖPERATIEF U.A., a cooperatief having its official seat (statutaire zetel) in Amsterdam, the Netherlands and registered with the Dutch trade register under number 55821464 whose registered office is at Claude Debussylaan 24, 1082 MD Amsterdam, the Netherlands (the "Cooperative");
(2)	OCEAN RIG BLOCK 33 BRASIL B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) , having its official seat (statutaire zetel) in Amsterdam, the Netherlands and registered with the Dutch trade register under number 55821812 whose registered office address is at Claude Debussylaan 24, 1082 MD Amsterdam, the Netherlands (the "Company"; together with the Cooperative, the "Chargors"); and
(3)	DEUTSCHE BANK AG NEW YORK BRANCH, a bank incorporated in Germany acting through its branch at 60 Wall Street, 2nd Floor, New York, New York 10005, United States of America, in its capacity as security agent and trustee for the Secured Parties (the "Pari Passu Collateral Agent").
WHEREAS
(A)	By a credit agreement dated on or about the date of this Agreement (the "Credit Agreement") made between, among others, (1) Drillships Ocean Ventures Inc. as borrower (the "Borrower"), (2) Drillships Ventures Projects Inc. as finco ("Finco"), (3) Ocean Rig UDW Inc as parent ("Parent"), (4) the lenders party thereto from time to time (the "Lenders"), (5) Deutsche Bank AG New York Branch as administrative agent, and (6) the Pari Passu Collateral Agent, the Lenders agreed to make available to the Borrower and its wholly-owned subsidiary Drillships Ventures Projects Inc. a loan of $1,300,000,000.
(B)	The Chargors maintain with the Account Bank, the following accounts:
(a)	with respect to the Cooperative, a Dollar denominated account with account number 0046242502; and
(b)	with respect to the Company, a Dollar denominated account with account number 0046212602
(each an "Account" and, together, the "Accounts").
(C)	As security for the payment, performance and discharge of the Pari Passu Obligations, the Chargors have agreed to enter into this Deed.
(D)	This Deed and the Charged Property form part of the trust property which, pursuant to the Credit Agreement, the Pari Passu Collateral Agent holds on trust for itself and the other Secured Parties.
IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION
1.1	Definitions
Words and expressions defined in the Credit Agreement shall, unless otherwise expressly provided herein or the context otherwise requires, have the same meanings when used in this Deed, including the Recitals. In addition, in this Deed:
"Account Bank" means Nordea Bank Finland plc, a bank incorporated as a public limited company in Finland, (Business Identity Code 1680235-8), Registered Office: Aleksanterinkatu 36 B, Helsinki, FI-00020 Nordea, Finland, acting through its London Branch at 8th Floor, City Place House, 55 Basinghall Street, London EC2V 5NB, United Kingdom and includes any other branch of Nordea Bank Finland plc;
"Charged Property" means the Accounts and the Credit Balances;
"Credit Balance" means, in relation to an Account:
(a)	the amount for the time being standing to the credit of that Accounts; and
(b)	any amount received by or for the account of the Pari Passu Collateral Agent which the Pari Passu Collateral Agent is under a duty to credit to that Account but which the Pari Passu Collateral Agent has not yet credited to such Account; and
(c)	any interest accrued or accruing on an amount covered by paragraph (a) or (b) above, whether or not the interest has been credited to that Account;
"Delegate" means any person appointed by the Pari Passu Collateral Agent as its delegate pursuant to Clause 9.3;
"Financial Collateral" has the meaning given to that expression in the Financial Collateral Regulations;
"Financial Collateral Regulations" means the Financial Collateral Arrangements (No. 2) Regulations 2003 (SI 2003/3226);
"Secured Parties" has the meaning given to such term in the Security Agreement;
"Security Agreement" means the New York law-governed pledge and security agreement dated on or about the date of this Deed and made between, among others, (1) the Parent, (2) the Borrower, (3) Finco, (4) various other Subsidiaries from time to time party thereto, and (5) the Pari Passu Collateral Agent;
"Security Financial Collateral Arrangement" has the meaning given to that expression in the Financial Collateral Regulations.
1.2	General interpretation
In this Deed:
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1.2.1	unless the context otherwise requires, words in the singular include the plural and vice versa;
1.2.2	references to any document include the same as varied, supplemented or replaced from time to time;
1.2.3	references to any enactment include re-enactments, amendments and extensions of that enactment;
1.2.4	references to any person include that person's successors and permitted assigns;
1.2.5	clause headings are for convenience of reference only and are not to be taken into account in construction;
1.2.6	unless otherwise specified, references to Clauses and Recitals are to Clauses of and the Recitals to this Deed;
1.2.7	any words following the terms "including", "include", "in particular" or any similar expression shall be construed as illustrative and shall not limit the sense of the words, description, definition, phrase or term preceding those terms;
1.2.8	references to the Account include all sub-accounts thereof and any substitute account from time to time opened by the Chargors or either of them at the request of the Pari Passu Collateral Agent (whether with another bank or any branch, sub-branch or subsidiary of the Pari Passu Collateral Agent).
1.3	Agreement to prevail
This Deed shall be read together with the other Pari Passu Documents and, in the case of any conflict between this Deed and the Credit Agreement, the latter shall prevail.
1.4	Third party rights
1.4.1	Subject to Clause 1.4.2, a third party (being any person other than the Chargors, any Secured Party and its permitted successors and assigns, and any Delegate) has no right under the Contracts (Rights of Third Parties) Act 1999 (the "Third Parties Act") to enforce or enjoy the benefit of any term of this Deed.
1.4.2	Notwithstanding Clause 1.4.1 but subject always to Clause 1.4.3 and the provisions of the Third Parties Act, any officer, employee or agent of the Pari Passu Collateral Agent may rely upon the relevant provisions of Clause 7.4 and Clause 8.1.1.
1.4.3	Notwithstanding any term of this Deed or any other Pari Passu Document, the consent of any person who is not a party to this Deed (other than a Secured Party in the circumstances required by the Credit Agreement) is not required to rescind or vary this Deed at any time.
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2.	CHARGING CLAUSE
2.1	Charge
As security for the payment, performance and discharge of the Pari Passu Obligations and the performance of and compliance with all the terms, conditions and obligations of the Obligors contained in the Pari Passu Documents, the Chargors:
2.1.1	with full title guarantee charges to the Pari Passu Collateral Agent by way of fixed first charge all of its rights, title and interest, both present and future, in and to the Charged Property; and
2.1.2	declares that each security interest created by this Clause 2.1 is fixed.
Each security interest created in respect of any part of the Charged Property by Clause 2.1 is a separate and distinct security interest and if any such security interest is categorised as a floating charge that shall not result in the security interest over any other part of the Charged Property being so categorised. Paragraph 14 of Schedule B1 to the Insolvency Act 1986 shall apply to any charge created by this Deed which is so categorised as a floating charge.
2.2	Withdrawals
The Chargors shall not be entitled to withdraw the whole or any part of the moneys from time to time credited to any Account except in accordance with and subject to the relevant provisions of the Security Agreement.
2.3	Application
Moneys from time to time credited to each Account shall be applied in accordance with the applicable provisions of the Security Agreement.
3.	CONTINUING SECURITY
3.1	Continuing security; charge not affected by other security
The security created by this Deed:
3.1.1	is and shall at all times be a continuing security for the payment, performance and discharge of the Pari Passu Obligations from time to time;
3.1.2	shall not be satisfied by any intermediate payment or performance or satisfaction of any part of the Pari Passu Obligations;
3.1.3	shall be in addition to and shall not merge with or be prejudiced or affected by any other security for the Pari Passu Obligations which may have been, or may at any time hereafter be, given to the Secured Parties (or any of them) by the Chargors or any other person, and the rights of the Pari Passu Collateral Agent under this Deed shall be without prejudice to any rights of set off, combination or lien which the Secured Parties (or any of them) may have
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under the Credit Agreement or any of the other Pari Passu Documents, at law, in equity or otherwise.
3.2	Right to consolidate
The Pari Passu Collateral Agent shall be entitled to consolidate this Deed with any other security held by the Pari Passu Collateral Agent for any other indebtedness or obligation of the Chargors.
3.3	Exclusion of statutory provisions
Neither Section 93 nor Section 103 of the Law of Property Act 1925 shall apply to this Deed or to the security hereby created.
3.4	New accounts
If the Pari Passu Collateral Agent receives notice of any subsequent Lien or other interest affecting all or part of the Charged Property, the Pari Passu Collateral Agent may open a new account for the Chargors in the Pari Passu Collateral Agent's books. Without prejudice to the Pari Passu Collateral Agent's right to combine accounts, no money paid to the credit of the Chargors in any such new account shall be appropriated towards, or have the effect of discharging, any part of the Pari Passu Obligations. If the Pari Passu Collateral Agent does not open a new account immediately on receipt of notice under this Clause, then, unless the Pari Passu Collateral Agent gives express written notice to the contrary to the Chargors, all payments made by the Chargors to the Pari Passu Collateral Agent shall be treated as having been credited to a new account of the Chargors and not as having been applied in reduction of the Pari Passu Obligations, as from the time of receipt of the relevant notice by the Pari Passu Collateral Agent.
4.	UNDERTAKINGS
4.1	Each Chargor undertakes:
4.1.1	immediately following the execution of this Deed to give a notice to the Account Bank in the form set out in Schedule 1 (or in such other form as the Pari Passu Collateral Agent may require or approve) and to use reasonable endeavours to procure that not later than 2 Business Days after the date of this Deed the Account Bank duly acknowledges such notice and delivers an acknowledgement to the Pari Passu Collateral Agent in the form set out in Schedule 2 (or in such other form as the Pari Passu Collateral Agent may require or approve);
4.1.2	not, without the prior written consent of the Pari Passu Collateral Agent, to create or suffer the creation of a Lien (other than a Permitted Collateral Lien) over the whole or any part of the Charged Property nor dispose of or deal with the whole or any part of the Charged Property otherwise than in accordance with this Deed;
4.1.3	to warrant and defend the title and interest of the Pari Passu Collateral Agent in and to the Charged Property against the claims and demands of all persons whatsoever and not to do or cause or permit anything to be done which may adversely affect the
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security created by this Deed or which is a variation or abrogation of the rights attaching to or conferred by all or any of the Charged Property;
4.1.4	from time to time upon the request of the Pari Passu Collateral Agent to give written notice of the charge contained in this Deed to the persons from whom the moneys hereby charged are or may be due and to procure their acknowledgement thereto, in each case in such form as the Pari Passu Collateral Agent shall require;
4.1.5	upon demand and at its own expense, to sign, perfect, do, execute and register all such further assurances, documents, acts and things as the Pari Passu Collateral Agent may require for:
(a)	perfecting or protecting the security constituted by this Deed;
(b)	the exercise by the Pari Passu Collateral Agent of any right, power or remedy vested in it under this Deed;
(c)	enforcing the security constituted by this Deed after it has become enforceable (and each Chargor undertakes to allow its name to be used as and when required by the Pari Passu Collateral Agent for that purpose).
5.	DISCHARGE CONDITIONAL
Any release, discharge or settlement between any Chargor and the Pari Passu Collateral Agent in relation to this Deed shall be conditional on no right, security, disposition or payment to the Pari Passu Collateral Agent by any Chargor or any other person in respect of the Pari Passu Obligations being avoided, set aside or ordered to be refunded pursuant to any enactment or law relating to breach of duty by any person, bankruptcy, liquidation, administration, protection from creditors generally or insolvency or for any other reason. If any such right, security, disposition or payment is avoided, set aside or ordered to be refunded, the Pari Passu Collateral Agent shall be entitled subsequently to enforce this Deed against the Chargors as if such release, discharge or settlement had not occurred and any such security, disposition or payment had not been made.
6.	CONTINUING LIABILITY OF CHARGORS
6.1                  It is agreed and declared that, notwithstanding the charge contained in Clause 2:
6.1.1	the Pari Passu Collateral Agent shall not be obliged to make any enquiry as to the nature or sufficiency of any payment received by it under this Deed or to make any claim or take any other action to collect any moneys or to enforce any rights and benefits hereby charged to the Pari Passu Collateral Agent or to which the Pari Passu Collateral Agent may at any time be entitled under this Deed; and
6.1.2	the Chargors shall remain liable to perform all the obligations assumed by it in relation to the Charged Property and the Pari Passu Collateral Agent shall not be under any obligation of any kind whatsoever in relation thereto or be under any liability whatsoever in the event of any failure by the Chargors to perform their obligations in respect of the Charged Property.
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7.	ENFORCEMENT
7.1	Right to enforce security
The security constituted by this Deed shall become immediately enforceable upon the occurrence of an Event of Default.
7.2	Powers upon enforcement
Upon this Deed becoming enforceable the power of sale and other powers conferred by Section 101 of the Law of Property Act 1925, as varied by this Deed, shall become exercisable and the Pari Passu Collateral Agent shall become immediately entitled, without being required to obtain any court order or declaration that an Event of Default has occurred and whether or not the Pari Passu Collateral Agent has made any demand for payment under Section 8 of the Credit Agreement, as and when it may see fit, to put into force and to exercise all or any of the powers possessed by it as chargee of the Charged Property (whether by law or otherwise) and, in particular, but without prejudice to the generality of the foregoing:
7.2.1	to transfer all or any of the moneys credited to any Account to such place and account as the Pari Passu Collateral Agent may think fit, and following such Event of Default at any time and without notice to the Chargors to appropriate all or any of the moneys standing to the credit of such Account(s) and apply the same in or towards the discharge of the Pari Passu Obligations in accordance with Section 8.02 of the Credit Agreement;
7.2.2	to purchase with the moneys standing to the credit of the Account any such other currency or currencies as may be necessary to effect any application referred to in this Clause 7;
7.2.3	to enter into all kinds of transactions for the purpose of hedging risks which have arisen or which the Pari Passu Collateral Agent considers may arise in respect of any Charged Property out of movements in exchange rates, interest rates or other risks of any kind.
For the avoidance of doubt, the powers of the Pari Passu Collateral Agent by virtue of this Deed shall not be limited to those specified in Section 101 of the Law of Property Act 1925.
7.3	Right of appropriation
To the extent that the Charged Property constitutes Financial Collateral and this Deed and the obligations of the Chargors hereunder constitute a Security Financial Collateral Arrangement, the Pari Passu Collateral Agent shall have the right, at any time after this Deed has become enforceable, to appropriate all or any of that part of the Charged Property in or towards the payment, performance and/or discharge of the Pari Passu Obligations in accordance with the Financial Collateral Regulations in such order as the Pari Passu Collateral Agent in its absolute discretion may from time to time determine. The value of the Charged Property appropriated in accordance with this Clause shall be, in the case of cash, the amount of cash
7

appropriated. The Chargors agree that the method of valuation provided for in this Clause is commercially reasonable for the purposes of the Financial Collateral Regulations.
7.4	Exclusion of liability
Neither the Pari Passu Collateral Agent nor any of its officers, employees or agents (except in the case of its or their gross negligence or wilful misconduct) shall be liable for any loss, damage, liability or expense whatsoever and howsoever suffered or incurred by the Chargors arising out of or in connection with the exercise or purported exercise by or on behalf of the Pari Passu Collateral Agent of any rights, powers or discretions under this Deed.
8.	POWER OF ATTORNEY
8.1	Each Chargor by way of security hereby irrevocably appoints the Pari Passu Collateral Agent its true and lawful attorney with full power in the name of such Chargor, should the Pari Passu Collateral Agent so elect, to ask, require, demand, receive, compound and give acquittance for any and all moneys, and claims for any and all moneys, due under or arising out of this Deed, and to endorse any cheques or other instruments or orders in connection with such moneys, and to make any claims, take any action and institute any proceedings which the Pari Passu Collateral Agent may consider to be necessary or advisable in this respect and otherwise to do any and all things which such Chargor itself could do in relation to the Charged Property provided always that:
8.1.1	neither the Pari Passu Collateral Agent nor any of its officers, employees or agents (except in the case of its or their gross negligence or wilful misconduct) shall be liable to the Chargors for any loss, damage, liability or expense whatsoever and howsoever suffered or incurred by the Chargors as a result of the exercise of such powers;
8.1.2	no such power will be exercisable by or on behalf of the Pari Passu Collateral Agent until this Deed shall have become immediately enforceable pursuant to Clause 7.1; and
8.1.3	the exercise of any such power by or on behalf of the Pari Passu Collateral Agent shall not put any person dealing with the Pari Passu Collateral Agent upon any enquiry as to whether this Deed has become enforceable, nor shall such person be in any way affected by notice that this Deed has not become so enforceable, and the exercise by the Pari Passu Collateral Agent of such power shall be conclusive evidence of its right to exercise the same.
9.	ASSIGNMENTS AND TRANSFERS
9.1	No assignment or transfer by the Chargors
The Chargors may not assign or transfer all or any of their rights, benefits or obligations under this Deed.
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9.2	Assignment and transfer by the Secured Parties
Any Secured Party may assign or transfer all or any portion of its rights, benefits and/or obligations under this Deed to any person to whom it assigns or transfers a corresponding proportion of its rights, benefits or obligations under and in accordance with the Pari Passu Documents.
9.3	Delegation
The Pari Passu Collateral Agent may at any time and from to time to time delegate any one or more of its rights, powers and/or obligations under this Deed to any person (provided that the Pari Passu Collateral Agent shall remain fully responsible for the exercise or performance of any rights, powers and/or obligations delegated by it).
9.4	Chargors to assist
Each Chargor undertakes to do or to procure all such acts and things and to sign, execute and deliver or procure the signing, execution and delivery of all such instruments and documents as the Pari Passu Collateral Agent may reasonably require for the purpose of perfecting any such assignment or transfer as mentioned above.
10.	DISCHARGE OF SECURITY
Upon the repayment and performance in full of the Pari Passu Obligations, the Pari Passu Collateral Agent upon the request and at the expense and cost of the Chargors shall release and discharge the security constituted by this Deed.
11.	MISCELLANEOUS
11.1	Time of essence
Time is of the essence as regards every obligation of the Chargors under this Deed.
11.2	Remedies and waivers
No failure to exercise, nor any delay in exercising, on the part of the Pari Passu Collateral Agent, any right or remedy under the Pari Passu Documents shall operate as a waiver of it, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise of it or the exercise of any other right or remedy. The rights and remedies provided in this Deed are cumulative and not exclusive of any rights or remedies provided by law.
11.3	Waivers and amendments to be in writing
Any waiver by the Pari Passu Collateral Agent of any provision of this Deed, and any consent or approval given by the Pari Passu Collateral Agent under or in respect of this Deed, shall only be effective if given in writing and then only strictly for the purpose and upon the terms for which it is given. This Deed may not be amended or varied orally but only by an instrument signed by the Pari Passu Collateral Agent and each of the other parties to it.
9

11.4	Severability
If at any time one or more of the provisions of this Deed is or becomes invalid, illegal or unenforceable in any respect under any law by which it may be governed or affected, the validity, legality and enforceability of the remaining provisions shall not be in any way affected or impaired as a result.
11.5	Counterparts
This Deed may be executed in any number of counterparts and all such counterparts taken together shall be deemed to constitute but one and the same instrument.
12.	NOTICES
All notices (which expression includes any demand, request, consent or other communication) to be given by one party to the other under this Deed shall be given in the manner provided in the Credit Agreement.
13.	APPLICABLE LAW AND JURISDICTION
13.1	Governing law
This Deed and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English law.
13.2	Submission to jurisdiction
Each Chargor hereby irrevocably agrees for the exclusive benefit of the Pari Passu Collateral Agent that the English courts shall have jurisdiction in relation to any dispute and any suit, action or proceeding (referred to together in this Clause 13 as "Proceedings") which may arise out of or in connection with this Deed, and for such purposes irrevocably submits to the jurisdiction of such courts.
13.3	Service of process
Each Chargor hereby irrevocably agrees:
13.3.1	that, for the purpose of Proceedings in England, any legal process may be served upon Ince Process Agent Ltd. at its registered office for the time being, presently at 5th Floor, International House, 1 St. Katharine's Way, London E1W 1AY and who, by this Deed, are authorised to accept service on its behalf, which shall be deemed to be good service on such Chargor; and
13.3.2	that for so long as any Pari Passu Obligations shall remain outstanding, such Chargor will maintain a duly appointed process agent in England, duly notified to the Pari Passu Collateral Agent, and that failure by any such process agent to give notice thereof to such Chargor shall not impair the validity of such service or of a judgment or order based thereon.
10

13.4	Choice of forum
Nothing in this Clause 13 shall affect the right of the Pari Passu Collateral Agent to serve process in any manner permitted by law or limit the right of the Pari Passu Collateral Agent to take Proceedings against the Chargors in any other court of competent jurisdiction, nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings by the Pari Passu Collateral Agent in any other jurisdiction, whether concurrently or not.
The Chargors shall not commence any Proceedings in any country other than England in relation to any matter arising out of or in connection with this Deed.
13.5	Forum convenience
Each Chargor irrevocably waives any objection which it may at any time have on the grounds of inconvenient forum or otherwise to Proceedings being brought in any such court as is referred to in this Clause 13, and further irrevocably agrees that a judgment or order in any Proceedings brought in the English courts shall be conclusive and binding upon such Chargor and may be enforced without review in the courts of any other jurisdiction.
13.6	Consent
Each Chargor consents generally in respect of any Proceedings arising out of or in connection with this Deed to the giving of any relief or the issue of any process in connection with such Proceedings, including, without limitation, the making, enforcement or execution against any property or assets whatsoever of any order or judgment which may be made or given in such Proceedings.
AS WITNESS the parties hereto have entered into this Deed as a deed the day and year first before written.

11

SCHEDULE 1
NOTICE TO ACCOUNT BANK
To:               Nordea Bank Finland plc, London Branch
8th Floor, City Place House
55 Basinghall Street
London
EC2V 5NB
United Kingdom

Dear Sirs
Our Account Numbers 0046242502 and 0046212602
1.            We refer to the following bank accounts (the "Accounts") which we have opened with you:
(a)	with respect to Ocean Rig Block 33 Brasil Coöperatief U.A., a Dollar denominated account with account number 0046242502; and
(b)	with respect to Ocean Rig Block 33 Brasil B.V., a Dollar denominated account with account number 0046212602.
2.	By an assignment in writing dated ___ July 2014 (the "Assignment") made by us in favour of Deutsche Bank AG New York Branch (the "Pari Passu Collateral Agent") (which expression includes its successors and assigns) we have assigned to the Pari Passu Collateral Agent as security agent and trustee for itself and the other Secured Parties (as such term is defined in the Assignment) all our rights, title and interest, both present and future, in respect of the Accounts including, in particular, the credit balances on the Accounts as security for all our obligations to the Secured Parties under a credit agreement dated ___ July 2014.
3.	Notwithstanding such assignment, it is a term of our agreement with the Pari Passu Collateral Agent that payments may be made from the Accounts on our instructions until such time as the Pari Passu Collateral Agent shall direct to the contrary in writing, whereupon you are hereby irrevocably authorised and instructed by us:
(a)	to hold all sums from time to time credited to the Accounts to the order of the Pari Passu Collateral Agent; and
(b)	to comply with the terms of any written notice, statement or instructions which the Pari Passu Collateral Agent may from time to time give you with respect to the said funds (including, but without limitation, any instructions to release the said funds or any part thereof to or to the order of the Pari Passu Collateral Agent) without any reference to or further authority from us.
4.	Please would you acknowledge receipt of this notice and your agreement to its terms by signing the form of acknowledgement on the attached copy of this notice and returning one copy to the Pari Passu Collateral Agent and one copy to us.
12

5.	The terms of such acknowledgement shall be binding upon us for all purposes; any payment or transfer or other action which you may make or take in pursuance or in connection with the acknowledgement shall be valid and binding in relation to ourselves; and we irrevocably instruct you to disregard any instruction or communication which you may receive from us or any other person (except the Pari Passu Collateral Agent) before the Pari Passu Collateral Agent notifies you that it has re-assigned to us the rights relating to the Accounts and which you consider to be in any respect contrary to or inconsistent with that acknowledgement.
The authority and instructions contained in this notice cannot be revoked or varied by us without the prior written consent of the Pari Passu Collateral Agent.
This notice and any non-contractual obligations arising out of or in connection with it shall be governed and construed in accordance with English law.
Dated:                                    2014
_______________________________
For and on behalf of
OCEAN RIG BLOCK 33 BRASIL COÖPERATIEF U.A.

_______________________________
For and on behalf of
OCEAN RIG BLOCK 33 BRASIL B.V.
13

SCHEDULE 2
ACKNOWLEDGMENT FROM ACCOUNT BANK
To:               Deutsche Bank AG New York Branch
60 Wall Street
2nd Floor
New York
New York 10005
USA

Attn: Agency Transactions

Copy:        Ocean Rig Block 33 Brasil Coöperatief U.A.
Claude Debussylaan 24
1082 MD Amsterdam
The Netherlands
Copy:        Ocean Rig Block 33 Brasil B.V.
Claude Debussylaan 24
1082 MD Amsterdam
The Netherlands
Dear Sirs
Account Numbers 0046242502 and 0046212602
1.	We refer to the following bank accounts (the "Accounts") which have been opened with us by Ocean Rig Block 33 Brasil Coöperatief U.A. (the "Cooperative") and Ocean Rig Block 33 Brasil B.V. (the "Company"; together with the Cooperative, the "Chargors"), respectively:
(a)	with respect to the Cooperative, a Dollar denominated account with account number 0046242502; and
(b)	with respect to the Company, a Dollar denominated account with account number 0046212602.
2.	We acknowledge that we have received from the Chargors a notice, a copy of which is attached to this acknowledgement, relating to an assignment dated ___ July 2014 to you of the Chargors' rights in relation to the Accounts.
3.	We undertake with you that, until you notify us that you have re-assigned to any Chargor the rights relating to the Accounts:
(a)	we shall treat you as fully entitled, with immediate effect, to operate each Account and, in particular, to effect or authorise withdrawals and transfers from each Account;
14

(b)	we shall not, without your prior written consent, make any payment or otherwise act upon any instruction or communication which we may receive from any Chargor or any other person except yourselves in relation to any Account provided that, until you or any Chargor serves on us a notice to the contrary, the Chargors shall be entitled to make withdrawals or transfers from the Accounts without your authorisation;
(c)	we shall not exercise or assert any form of lien, right of set-off (save for any right of set-off in respect of account fees charged by us in the ordinary course of business) or consolidation or any other similar right of any kind in relation to any Account;
(d)	we shall notify you as soon as reasonably practicable after we receive notice that any Chargor has executed any other assignment or charge affecting any Account or we are informed that any person has obtained, or is attempting to obtain, any form of attachment affecting any Account or an order or injunction of any court which will or might affect any Account;
(e)	we shall forward to you monthly statements regarding each Account and promptly provide you with any additional information which you request in writing and which is in our possession or our power to obtain concerning any sum credited or debited to the Accounts or any other matter relating to the Accounts; and
(f)	we shall treat you (and not any Chargor) as having the power to agree to any variation of any right relating to the Accounts or to any waiver of such a right.
4.	This acknowledgement and any non-contractual obligations arising out of or in connection with it shall be governed and construed in accordance with English law.
Dated                                   2014

_______________________________
For and on behalf of
Nordea Bank Finland plc, London Branch
15

EXECUTION PAGE
THE CHARGORS
SIGNED AND DELIVERED AS A DEED	)
by	)
duly authorised for and on behalf of	) _______________________________
OCEAN RIG BLOCK 33 BRASIL COÖPERATIEF U.A.	)
in the presence of:	)
Signature:
Name:
Occupation:
Address:

SIGNED AND DELIVERED AS A DEED	)
by	)
duly authorised for and on behalf of	) _______________________________
OCEAN RIG BLOCK 33 BRASIL B.V.	)
in the presence of:	)
Signature:
Name:
Occupation:
Address:

[Signtaures continue on following page]
16

THE PARI PASSU COLLATERAL AGENT
SIGNED AND DELIVERED AS A DEED	)
by	)
duly authorised for and on behalf of	) _______________________________
DEUTSCHE BANK AG NEW YORK BRANCH	)
in the presence of:	)
Signature:
Name:
Occupation:
Address:
17

Execution version
THIS ACCOUNT PLEDGE AGREEMENT (the "Account Pledge Agreement") is entered
into on                                July 2014
BETWEEN:
(1)	DRILLSHIP KYTHNOS OWNERS INC., DRILLSHIP SKIATHOS OWNERS INC., DRILLSHIP SKYROS OWNERS INC., OCEAN RIG CUNENE OPERATIONS INC., OCEAN RIG BLOCK 33 BRASIL B.V. and OCEAN RIG CUBANGO OPERATIONS INC. (the "Pledgors"); and
(2)	DEUTSCHE BANK AG NEW YORK BRANCH on behalf of itself and the other Secured Parties (together with its successors and assigns, in such capacity the "Pari Passu Collateral Agent").
BACKGROUND:
(A)	Drillships Ocean Ventures Inc. (the "Borrower"), Drillships Ventures Projects Inc., Ocean Rig UDW Inc., various lenders, the Pari Passu Collateral Agent and Deutsche Bank AG New York Branch as administrative agent have entered into a USD 1,300,000,000 credit agreement dated __________ July 2014 (the "Credit Agreement").
(B)	Pursuant to the terms of a pledge and security agreement dated July
2014 (the "Pledge and Security Agreement") the Pledgors have granted the assignment and security interest and made a pledge and assignment as security for the payment of the Pari Passu Obligations (as defined in the Pledge and Security Agreement).
(C)	Pursuant to a guarantee dated ________________ July 2014 granted by the Pledgors under the Credit Agreement, the Pledgors have guaranteed the obligation of the Borrower under the Credit Agreement.
(D)	The obligations of:
(i)	the Pledgors under the guarantee in (C) above and under the Pledge and Security Agreement; and
(ii)	the Borrower under the Credit Agreement,
shall be secured by a pledge over the Accounts (as defined below), respectively, granted in favour of the Pari Passu Collateral Agent (on behalf of itself and the other Secured Parties).
NOW THEREFORE it is hereby agreed as follows:
1.	DEFINITIONS
In this Account Pledge Agreement:
"Accounts" means the Pledgors' accounts with the Account Bank listed in Schedule 1.
"Account Bank" means DNB Bank ASA.
"Enforcement Act" means the Norwegian Enforcement Act of 1992.
18

"FA Act" means the Norwegian Act on Financial Agreements of 1999.
"Financial Collateral Act" means the Norwegian Financial Collateral Act of 2004.
"Liens Act" means the Norwegian Liens Act of 1980.
"Secured Liabilities" means the Pari Passu Obligations.
"Security Period" means the period beginning on the date of this Account Pledge Agreement and ending on the date on which the Secured Liabilities have been unconditionally and irrevocably paid and discharged in full.
Capitalised expressions used herein shall bear the same meaning as set out in the Credit Agreement unless the context otherwise requires or specified herein.
2.	SECURITY
As security for the Secured Liabilities, each Pledgor hereby pledges to the Pari Passu Collateral Agent (on behalf of the Secured Parties) any and all amounts which at any time may be standing to the credit of the Accounts.
The security created by this Account Pledge Agreement also includes interest accrued on the Accounts whether actually booked on the Accounts or not.
The security created by this Account Pledge Agreement shall rank on first priority.
Each Pledgor undertakes to immediately notify the Account Bank of the security created by this Account Pledge Agreement in the form set out in Schedule 2 to this Account Pledge Agreement, and undertakes to use commercially reasonable efforts to procure that the Account Bank as soon as possible acknowledge receipt of such notice in the form set out in Annex B to Schedule 2 to this Account Pledge Agreement.
3.	PAYMENT FROM THE ACCOUNT
Payments may be made and amounts withdrawn from the Accounts unless an Event of Default has occurred under the Credit Agreement.
4.	ENFORCEMENT OF SECURITY
In the event that an Event of Default has occurred and is continuing under the Credit Agreement, the Pari Passu Collateral Agent shall, subject to the Intercreditor Agreement, be entitled to:
(a)	apply any and all amounts standing to the credit of the Accounts as settlement of the Secured Liabilities;
(b)	transfer ownership to any and all amounts standing to the credit of the Accounts to the Pari Passu Collateral Agent (on behalf of the Secured Parties) as provided for in the Financial Collateral Act;
(c)	exercise any and all rights of or any other rights, privileges or options pertaining to any and all amounts standing to the credit of the Accounts as if it were the absolute owner thereof; and
2

(d)	do all other things in relation to any and all amounts standing to the credit of the Accounts permitted by the Enforcement Act or the Liens Act or applicable law.
5.	COVENANTS
Each Pledgor hereby covenants that during the Security Period:
(a)	it shall, at its own cost, warrant and defend the rights and interests of the Pari Passu Collateral Agent (on behalf of the Secured Parties) conferred by this Account Pledge Agreement over the respective Accounts against the claims and demands of all persons whomsoever, subject always, however, to necessary authorisations from the Pari Passu Collateral Agent (on behalf of the Secured Parties); and
(b)	it shall not, create or permit to subsist any security, lien or encumbrance over the respective Accounts except for the pledge created hereby or a Permitted Lien (as defined in the Credit Agreement).
6.	COMPLIANCE WITH THE FA ACT
Each Pledgor's liability under this Account Pledge Agreement in its capacity as guarantor shall never exceed USD 1,300,000,000 plus interest thereon and fees, costs, expenses and indemnities as set out in the Credit Agreement (which amount shall be increased (i) by up to USD 50,000,000 in the event the Borrower obtains Revolving Commitments (as defined in the Credit Agreement) under the Credit Agreement and (ii) by up to USD 150,000,000 in the event the Borrower obtains Other Term Loans (as defined in the Credit Agreement) under the Credit Agreement).
Each Pledgor hereby waives:
(a)	any and all defences based on underlying relationships, agreements and transactions whatsoever including (without limitation) any right to limit the liability under this Account Pledge Agreement resulting from any failure to give notice of any kind;
(b)	any right to limit the liability under this Account Pledge Agreement resulting from any failure to comply with applicable provisions set out in Sections 62 to 74 of the FA Act; and
(c)	any requirement that additional security be provided or maintained. Accordingly the Pari Passu Collateral Agent shall be entitled, without the Pledgors' consent, to amend, supplement, release or waive any security provided for the Secured Liabilities, including (but not limited to) any rescission, waiver, amendment or modification of any term or provision thereof.
Further, without limitation to the foregoing, in particular but not limited to the following, each Pledgor hereby agrees and accepts:
(a)	that Section 67 of the FA Act shall not apply to this Account Pledge Agreement;
(b)	that the security created by this Account Pledge Agreement shall not be affected in any way whatsoever by any guarantee, indemnity, suretyship or similar instrument or by any collateral or security interest provided for in respect of the Secured Liabilities; and
3

(c)	that in addition to this Account Pledge Agreement, the Secured Liabilities shall be secured as described in the Credit Agreement, the Pledge and Security Agreement and related security agreements.
7.	POWER OF ATTORNEY
Each Pledgor hereby appoints the Pari Passu Collateral Agent as the Pledgor's attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise from time to time in the Pari Passu Collateral Agent's discretion to, subject to the occurrence of an Event of Default that is continuing, take any action and to execute any instrument which the Pledgor is required but fails to do under this Account Pledge Agreement, including to receive, endorse and collect all instruments payable to the Pledgor in respect of the respective Account and to give full discharge for the same.
8.	ASSIGNMENT
The Pari Passu Collateral Agent may assign and transfer all of its respective rights and obligations under this Account Pledge Agreement to any assignee or successor of it appointed in accordance with the provisions of the Credit Agreement.
9.	INVALIDITY
Should any provision of this Account Pledge Agreement be or become invalid, void or unenforceable, all remaining provisions and terms hereof shall remain in full force and effect and shall in no way be invalidated, impaired or affected thereby. The parties hereto agree that they will negotiate in good faith and will replace the invalid, void or unenforceable provision with a valid and enforceable provision which reflects as much as possible the intention of the parties as referred in the provision thus replaced.
10.	GOVERNING LAW AND JURISDICTION
This Account Pledge Agreement shall be construed, governed and performed according to the laws of Norway and the parties hereto hereby submit with respect of this Account Pledge to the non-exclusive jurisdiction of the Norwegian courts, the venue to be the Oslo City Court ("Oslo tingrett").
IN WITNESS WHEREOF the parties hereto have caused this Account Pledge Agreement to be duly executed on the day and year first set out above.
[Signature page to follow]
4

SIGNATURE PAGE
For and on behalf of	For and on behalf of
DRILLSHIP KYTHNOS OWNERS INC.	DRILLSHIP SKIATHOS OWNERS INC.
(as Pledgor)	(as Pledgor)

By: ____________________________________	By: _________________________________
Name with	Name with
block letters:	block letters:

For and on behalf of	For and on behalf of
DRILLSHIP SKYROS OWNERS INC.	OCEAN RIG CUNENE OPERATIONS INC.
(as Pledgor)	(as Pledgor)

By: ____________________________________	By: _________________________________

Name with	Name with
block letters:	block letters:

For and on behalf of	For and on behalf of
OCEAN RIG BLOCK 33 BRASIL B.V.	OCEAN RIG CUBANGO OPERATIONS INC.
(as Pledgor)	(as Pledgor)

By: ____________________________________	By: _________________________________
Name with	Name with
block letters:	block letters:

For and on behalf of
DEUTSCHE BANK AG NEW YORK BRANCH
(as Pari Passu Collateral Agent)

By:  ____________________________________
Name with
block letters:
5

Schedule 1

LIST OF ACCOUNTS

Pledgor	Account Number
Drillship Kythnos Owners Inc.	1250.04.89608
Drillship Skiathos Owners Inc.	1250.04.89624
Drillship Skyros Owners Inc.	1250.04.89616
Ocean Rig Cunene Operations Inc.	1250.04.92609
Ocean Rig Block 33 Brasil B.V.	1250.05.02000
Ocean Rig Cubango Operations Inc.	1250.05.01772

6

Schedule 2
To:            DNB Bank ASA
cc:            Deutsche Bank AG New York Branch
__________ July 2014
Dear Sirs
NOTICE OF PLEDGE OF ACCOUNTS
This is to notify you that under an account pledge agreement between ourselves as Pledgors and Deutsche Bank AG New York Branch (on behalf of itself and the Secured Parties) (together with its successors and assigns, in such capacity, the "Pari Passu
Collateral Agent") dated   July 2014 (the "Account Pledge Agreement") we
have pledged to the Pari Passu Collateral Agent all our rights, title and interest to our respective bank accounts in Annex A hereto together with all funds held on the bank accounts from time to time (the "Accounts").
Capitalised terms used herein but not defined herein shall have the meanings given to them in the Account Pledge Agreement.
Please note that we are not entitled to cancel or assign the Accounts without the prior written consent from the Pari Passu Collateral Agent.
We may withdraw funds from the Accounts until you are notified otherwise by the Pari Passu Collateral Agent. After the Pari Passu Collateral Agent has given such notice, you may only transfer funds from the Accounts and make other dispositions concerning the Accounts and any sums held thereon in accordance with the instructions by the Pari Passu Collateral Agent.
We kindly request that you confirm your receipt and acknowledgement of the above by returning signed copies of this notification to each of the Pari Passu Collateral Agent and ourselves.

For and on behalf of	For and on behalf of
DRILLSHIP KYTHNOS OWNERS INC.	DRILLSHIP SKIATHOS OWNERS INC.
(as Pledgor)	(as Pledgor)

By: ____________________________________	By: _________________________________
Name with	Name with
block letters:	block letters:

7

For and on behalf of	For and on behalf of
DRILLSHIP SKYROS OWNERS INC.	OCEAN RIG CUNENE OPERATIONS INC.
(as Pledgor)	(as Pledgor)

By: ____________________________________	By: _________________________________

Name with	Name with
block letters:	block letters:

For and on behalf of	For and on behalf of
OCEAN RIG BLOCK 33 BRASIL B.V.	OCEAN RIG CUBANGO OPERATIONS INC.
(as Pledgor)	(as Pledgor)

By: ____________________________________	By: _________________________________
Name with	Name with
block letters:	block letters:

For and on behalf of
DEUTSCHE BANK AG NEW YORK BRANCH
(as Pari Passu Collateral Agent)

By:  ____________________________________
Name with
block letters:

8

Annex A

LIST OF ACCOUNTS

Pledgor	Account Number
Drillship Kythnos Owners Inc.	1250.04.89608
Drillship Skiathos Owners Inc.	1250.04.89624
Drillship Skyros Owners Inc.	1250.04.89616
Ocean Rig Cunene Operations Inc.	1250.04.92609
Ocean Rig Block 33 Brasil B.V.	1250.05.02000
Ocean Rig Cubango Operations Inc.	1250.05.01772

9

Annex B
ACKNOWLEDGMENT
We hereby acknowledge receipt of this letter and confirm the pledge mentioned above. We furthermore confirm that:
(i)	upon receiving of a notice in writing from the Pari Passu Collateral Agent to that effect we will not allow the Pledgors to withdraw funds from the Accounts;
(ii)	we will observe any further instructions by the Pari Passu Collateral Agent as regards withdrawal of funds from the Accounts;
(iii)	we will not exercise any right of set off in respect of the Accounts; and
(iv)	we have not received any prior notice of any encumbrance in relation to the Accounts.
Place:
Date:  _________ July 2014
For and on behalf of
DNB BANK ASA

By: ______________________________
 Name with
block letters:
10

Exhibit V to the
Pledge and Security Agreement
[FORM OF] JOINDER AGREEMENT
JOINDER AGREEMENT dated as of [●], 20[●] (this "Joinder Agreement") is delivered pursuant to that certain PLEDGE AND SECURITY AGREEMENT dated as of July 25, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the "Security Agreement"), among Ocean Rig UDW Inc., Drillships Ocean Ventures Inc., Drillships Ventures Projects Inc., the other Subsidiaries from time to time party thereto and Deutsche Bank AG New York Branch, as Pari Passu Collateral Agent. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement.
WHEREAS, Section 5.18 of the Security Agreement provides that holders of Pari Passu Obligations may, by execution of a joinder agreement in the form of this Joinder Agreement, become parties to the Security Agreement and, thereafter, for all purposes be Secured Parties under the Security Agreement and have the same rights, benefits and obligations as if they had been Secured Parties on the Effective Date.
WHEREAS, [insert parties to new Pari Passu Obligations agreement] have entered into that certain [insert title of the new Pari Passu Obligations agreement] dated as of [●], 20[●] (as it may be amended, restated, amended and restated, replaced, refinanced, supplemented or otherwise modified from time to time, the "New Pari Passu Obligations Agreement").
WHEREAS, in accordance with the foregoing, by execution and delivery hereof by [insert the name of the agent for the secured parties under the New Pari Passu Obligations Agreement] (the "New Pari Passu Obligations Agent"), for itself and as agent for the other [[Secured Parties][insert appropriate defined term]] under and as defined in the New Pari Passu Obligations Agreement (the New Pari Passu Obligations Agent, together with such [[Secured Par-ties][insert appropriate defined term]], the "New Pari Passu Obligations Secured Parties"), the New Pari Passu Obligations Secured Parties shall become bound by the terms of the Security Agreement in the same capacity and to the same extent as the Secured Parties (as such term is defined in the Security Agreement) immediately prior to giving effect to this Joinder Agreement.
NOW THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agree as follows:
SECTION 1.
(a)            Pursuant to Section 5.18 of the Security Agreement, the New Pari Passu Obligations Agent hereby binds itself and each of the other New Pari Passu Obligations Secured Parties to the terms of the Security Agreement. The Security Agreement is hereby incorporated by reference. This Joinder Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
11

(b)            The New Pari Passu Obligations Agent, the Borrowers and the Pari Passu Collateral Agent, by their execution of this Joinder Agreement, hereby certify, acknowledge, agree and confirm that, effective as of the date first written above:
(i)            the New Pari Passu Obligations Secured Parties shall be "Secured Parties" for all purposes of the Security Agreement from and after the date hereof;
(ii)          the New Pari Passu Obligations Agreement, together with the [[Loan Documents][insert appropriate defined term]] as defined in the New Pari Passu Obligations Agreement, shall be "Pari Passu Documents" for all purposes of the Security Agreement from and after the date hereof; and
(iii)        the [[Obligations][insert appropriate defined term]] under and as defined in the New Pari Passu Obligations Agreement shall be "Pari Passu Obligations" for all purposes of the Security Agreement from and after the date hereof.
SECTION 2.
(a)            The New Pari Passu Obligations Agent hereby represents and warrants to the Borrowers and the Pari Passu Collateral Agent that (i) it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to enter into and perform its obligations under this Joinder Agreement, (ii) this Joinder Agreement has been duly executed and delivered by it and constitutes a legal, valid and binding obligation of it, enforceable in accordance with its terms and (iii) it is authorized under the New Pari Passu Obligations Agreement to enter into this Joinder Agreement.
(b)            Each Borrower hereby represents and warrants to the Pari Passu Collateral Agent and the New Pari Passu Obligations Agent that (i) it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to enter into and perform its obligations under this Joinder Agreement, (ii) this Joinder Agreement has been duly executed and delivered by it and constitutes a legal, valid and binding obligation of it, enforceable in accordance with its terms and (iii) the execution, delivery and performance by it of this Joinder Agreement (A) do not require any consent or approval of, registration or filing with or any other action by any governmental authority and (B) will not violate any applicable law or regulation or its charter, by-laws or other organizational documents or any order of any governmental authority or any indenture, agreement or other instrument binding upon it.
SECTION 3. The New Pari Passu Obligations Agent, on behalf of itself and the other New Pari Passu Obligations Secured Parties, hereby appoints Deutsche Bank AG New York Branch to act as Pari Passu Collateral Agent on behalf of the New Pari Passu Obligations Secured Parties under the Security Agreement.
SECTION 4. This Joinder Agreement shall become effective when it shall have been duly executed by the New Pari Passu Obligations Agent and each Borrower and acknowledged by the Pari Passu Collateral Agent. This Joinder Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall con-

stitute a single contract. Delivery of an executed signature page to this Joinder Agreement by facsimile transmission or other electronic method shall be effective as delivery of a manually signed counterpart of this Joinder Agreement.
SECTION 5. Except as expressly modified hereby, the Security Agreement shall remain in full force and effect.
SECTION 6. THIS JOINDER AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Joinder Agreement as of the day and year first above written.
[ ], as New Pari Passu Obligations Agent

By
Name: Title:

DRILLSHIPS OCEAN VENTURES INC., as Borrower
By
Name: Title:

DRILLSHIPS VENTURES PROJECTS INC., as Borrower
By
Name: Title:

Acknowledged and Accepted by:

DEUTSCHE BANK AG NEW YORK BRANCH,
as Pari Passu Collateral Agent

By:  ______________________________________
Name:
Title: